Exhibit 10.7

CERTAIN CONFIDENTIAL PORTIONS OF THIS EXHIBIT WERE OMITTED AND REPLACED WITH “[***]”. A COMPLETE VERSION OF THIS EXHIBIT HAS BEEN FILED SEPARATELY WITH THE SECRETARY OF THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO AN APPLICATION REQUESTING CONFIDENTIAL TREATMENT UNDER RULE 406 OF THE SECURITIES ACT OF 1933.

AMENDED AND RESTATED RESEARCH FUNDING AND OPTION AGREEMENT

by and between

THE SCRIPPS RESEARCH INSTITUTE

a California nonprofit

public benefit corporation

and

aTYR PHARMA, INC.

a Delaware corporation

i

5.	CONFIDENTIALITY AND PUBLICATION	10
5.1	Treatment of Confidential Information	11
5.2	Permitted Uses	11
5.3	Publications	11
5.4	Publicity	11

6.	WARRANTIES	12
6.1	Limited Warranty	12
6.2	Limitation on Damages	12

7.	TERM AND TERMINATION	13
7.1	Term	13
7.2	Termination by Sponsor	13
7.3	Termination Upon Non-Payment	13
7.4	Termination Upon Default	13
7.5	Termination Upon Insolvency	13
7.6	Effect of Expiration or Termination	14

8.	ASSIGNMENT; SUCCESSORS	14
8.1	Assignment	14
8.2	Binding Upon Successors and Assigns	15

9	GENERAL PROVISIONS	15
9.1	Independent Contractors	15
9.2	Arbitration	15
9.3	Entire Agreement; Modification; Satisfaction and Termination of Affiliate Equity Obligation	16
9.4	California Law	17
9.5	No Use of Name	17
9.6	Headings	17
9.7	Severability	17
9.8	No Waiver	17
9.9	Attorneys’ Fees	17
9.10	Notices	17
9.11	Compliance with U.S. Laws	18
9.12	Further Assurances	18

EXHIBIT A	Research Program

EXHIBIT B	Budget

EXHIBIT C	Form of Material Transfer Agreement

EXHIBIT D	Form of Option Agreement

EXHIBIT E	Form of License Agreement

EXHIBIT F	Form of Common Stock Purchase Agreement

ii

AMENDED AND RESTATED RESEARCH FUNDING AND OPTION AGREEMENT

This Agreement is entered into this 19th day of January 2015 (the “Effective Date”), by and between THE SCRIPPS RESEARCH INSTITUTE, a California nonprofit public benefit corporation located at 10550 North Torrey Pines Road, La Jolla, California 92037 (“TSRI”), and aTyr Pharma, Inc., a Delaware corporation located at 3545 John Hopkins Court, Suite #250, San Diego, CA 92121 (“Sponsor”), with respect to the facts set forth below.

RECITALS

A.        WHEREAS, TSRI is a non-profit institution engaged in fundamental scientific biomedical and biochemical research including research relating to the function of aminoacyl tRNA synthetases in translation;

B.        WHEREAS, Sponsor has provided, and desires to continue to provide, certain funding as part of TSRI’s research activities into the structure and biological functions of aminoacyl tRNA synthetases, their fragments and accessory proteins;

C.        WHEREAS, TSRI has the exclusive right to grant a license in and to any technology developed pursuant to the research program described herein, subject to any non-exclusive rights of the U.S. Government, resulting from the receipt by TSRI of U.S. Government funding, to use such technology for its own purposes;

D.        WHEREAS, TSRI is willing to grant to Sponsor an option to acquire, under commercially reasonable terms taking into consideration Sponsor’s status as an early-stage company with limited financial resources, rights and licenses to use, enhance and develop technology arising from the Research Program and develop, market and sell products and provide services in the field described below;

E.        WHEREAS, Sponsor and TSRI are parties to that certain Research Funding and Option Agreement, dated as of October 31, 2007, as amended by First Amendment to Research Funding and Option Agreement, dated May 7, 2010, Second Amendment to Research Funding and Option Agreement, dated May 27, 2011, and Third Amendment to Research Funding and Option Agreement, dated June 1, 2011 (collectively, the “Prior Agreement”), pursuant to which, among other things, Sponsor had previously agreed to cause to be issued to TSRI shares of common stock in certain Affiliates of Sponsor representing the Equity Percentage (as defined in the Prior Agreement) (such obligation, the “Affiliate Equity Obligation”); and

F.        WHEREAS, Sponsor and TSRI desire to amend and restate the Prior Agreement as set forth in this Agreement.

NOW, THEREFORE, in consideration of the mutual covenants and conditions contained herein, TSRI and Sponsor hereby agree as follows:

1.        DEFINITIONS.

1.1        Affiliate. The term “Affiliate” shall mean any entity which directly or indirectly controls, or is controlled by Sponsor. The term “control” as used herein means (a) in

*       Confidential Information, indicated by [***], has been omitted from this filing and filed separately with the Securities and Exchange Commission the case of corporate entities, direct or indirect ownership of at least fifty percent (50%) of the stock or shares entitled to vote for the election of directors; or (b) in the case of non-corporate entities, direct or indirect ownership of at least fifty percent (50%) of the equity interest with the power to direct the management and policies of such non-corporate entities. Unless otherwise specified, the term Sponsor includes Affiliates.

1.2      Agreement Number. This Agreement is TSRI number SFP-1698.

1.3      Biological Materials. The term “Biological Materials” shall mean any Technology in the form of tangible materials together with any progeny, mutants or derivatives thereof developed in performance of the Research Program.

1.4      Confidential Information. The term “Confidential Information” shall mean any and all proprietary information of TSRI or Sponsor which may be exchanged between the parties at any time and from time to time during the term hereof. “Proprietary Information” shall include information of the disclosing party that the disclosing party would consider confidential or proprietary under the circumstances. The fact that a party may have marked or identified as confidential or proprietary any specific information shall be indicative that such party believes such information to be confidential or proprietary, but the failure to so mark information shall not conclusively determine that such information was or was not considered confidential information by such party. Information shall not be considered confidential to the extent that it:

(a)        Is publicly disclosed through no act or omission of the receiving party, either before or after it becomes known to the receiving party; or

(b)        Was known to the receiving party prior to the date of this Agreement as demonstrated by competent evidence, which knowledge was acquired independently and not from the other party hereto (including such party’s employees); or

(c)        Is subsequently disclosed to the receiving party in good faith by a third party who has a right to make such disclosure; or

(d)        Has been published by a third party as a matter of right; or

(e)        Is independently developed by the receiving party without reference to, aid from or reliance on the Confidential Information of the disclosing party as demonstrated by competent evidence.

If Confidential Information is required to be disclosed by law or court order the party required to make such disclosure shall limit the same to the minimum required to comply with the law or court order, and shall use reasonable efforts to attempt to seek confidential treatment for that disclosure, and prior to making such disclosure that party shall notify the other party, not later than ten (10) days (or such shorter period of time as may be reasonably practicable under the circumstances) before the disclosure in order to allow that other party to comment and/or to obtain a protective or other order, including extensions of time and the like, with respect to such disclosure.

*       Confidential Information, indicated by [***], has been omitted from this filing and filed separately with the Securities and Exchange Commission

1.5      Field. The term “Field” shall mean any therapeutic, prognostic, diagnostic, or cosmeceutical use.

1.6      Joint Technology. The term “Joint Technology” shall mean any Technology developed jointly under principles arising under the patent laws of the United States of America by at least one employee of Sponsor that has assigned or has an obligation to assign its rights in such technology to Sponsor and one employee of TSRI that has assigned, or has an obligation to assign, its rights in such Technology to TSRI.

1.7      Patent Rights. The term “Patent Rights” shall mean rights arising out of or resulting from (a) any U.S./PCT patent application(s) (including without limitation continuations and divisionals) directed to the Technology; (b) the foreign patent applications associated with the patent applications referenced in subsection (a); (c) the patents issued from the patent applications referenced in subsection (a) and (b); (d) divisionals, continuations, reissues, reexaminations, restorations (including supplemental protection certificates) and extensions of any patent or application set forth in (a)—(c) above; and (e) any claims of continuations in part that are entitled to the benefit of the priority date of the application(s) referenced in sub clause (a) above.

1.8      Principal Investigator. The term “Principal Investigator” shall mean Dr. Xianglei Yang, together with such replacement persons selected in accordance with the provisions of Section 2.2 hereof.

1.9      Process. The term “Process” shall mean any method or process (a) the use, importation, sale, supply or performance of which would, in the absence of the license granted under a License Agreement substantially in the form of Exhibit E upon Sponsor successfully exercising its option under Section 3.4 of the Agreement, infringe a Valid Claim within the Patent Rights, or (b) that utilizes or incorporates Biological Materials.

1.10    Product. The term “Product” shall mean any product (a) the manufacture, use, importation, sale or offer for sale of which would, in the absence of the license granted under a License Agreement substantially in the form of Exhibit E upon Sponsor successfully exercising its option under Section 3.4 of the Agreement, infringe a Valid Claim within the Patent Rights, or (b) that utilizes or incorporates Biological Materials.

1.11    Research Program. The term “Research Program” shall mean the research program to be undertaken by TSRI under the direction and control of the Principal Investigator as contemplated by Exhibit A.

1.12    Research Tool. The term “Research Tool” shall mean any TSRI Technology which meets all three of the following criteria: (i) its primary usefulness is as a tool for discovery, and it is a broad, enabling invention that will be useful to many scientists (and not mainly to perform the research, or to develop the Products or the Processes, under the Research Project); and (ii) it is not used to produce a Product or incorporated into a Product; and (iii) it is not used to perform a Process.

*       Confidential Information, indicated by [***], has been omitted from this filing and filed separately with the Securities and Exchange Commission

1.13    Service. The term “Service” shall mean the performance of a service for a third party, which performance uses or incorporates a Product or a Process.

1.14    Sponsor Technology. The term “Sponsor Technology” shall mean any Technology developed solely by Sponsor under principles arising under the patent laws of the United States of America.

1.15    Technology. The term “Technology” shall mean any invention, discovery, know-how, Biological Material, software, information, results, reagents and data, whether patentable or not, conceived, developed or reduced to practice in performance of the Research Program.

1.16    TSRI Technology. The term “TSRI Technology” shall mean any Technology, excluding Joint Technology, developed in whole or in part by TSRI under principles arising under the patent laws of the United States of America.

1.17    Valid Claim. The term “Valid Claim” shall mean a claim of an issued patent within the Patent Rights that has not lapsed, expired, been canceled, or become abandoned, and has not been held invalid by a court or other appropriate body of competent jurisdiction, unappealable or unappealed within the time allowed for appeal and which has not been admitted to be invalid or unenforceable through reissue or disclaimer or otherwise. The term Valid Claim shall also include the claims of a pending patent application within the Patent Rights, but only to the extent that such claim has been pending [***].

2.        CONDUCT OF RESEARCH PROGRAM.

2.1      Conduct of Research Program. TSRI hereby agrees to use reasonable efforts to perform the Research Program subject to the provisions of this Agreement. Notwithstanding the foregoing, TSRI makes no warranties or representations regarding its ability to achieve, nor shall it be bound to accomplish, any particular research objective or results.

2.2      Supervision of Research Program. TSRI agrees that the Research Program at TSRI shall be conducted by or under the direct supervision of the Principal Investigator. In the event that the Principal Investigator leaves TSRI, or terminates his/her involvement in the Research Program, TSRI shall use its best efforts to find a replacement Principal Investigator acceptable to Sponsor, which acceptance shall not be unreasonably withheld. In the event that TSRI shall fail to appoint a replacement Principal Investigator reasonably acceptable to Sponsor, Sponsor shall have a right to terminate this Agreement upon delivery to TSRI of written notice of intent to terminate pursuant to this Section 2.2, which notice must be delivered to TSRI not less than [***] nor more than [***] after delivery by TSRI to Sponsor of the name of the replacement Principal Investigator.

2.3      Reports. TSRI agrees that within sixty (60) days following the last day of each calendar year during the term of this Agreement, TSRI shall furnish Sponsor with a written report summarizing the results of the research included within the scope of the Research Program conducted by TSRI during the immediately preceding calendar year, including but not limited to

*       Confidential Information, indicated by [***], has been omitted from this filing and filed separately with the Securities and Exchange Commission all data, conclusions, results, observations and a detailed description of all procedures (each, an “Annual Report”). Within sixty (60) days following the expiration or termination of this Agreement, TSRI shall provide Sponsor with a final written report containing (i) a summary of the results of the research performed under the Research Program and all conclusions and observations derived therefrom, and (ii) all data and results generated, and a detailed description of all procedures undertaken, during the Research Program (the “Final Report” and collectively with the Annual Reports, the “Reports”). All Reports shall constitute Confidential Information of TSRI. In the event that, resulting from its review of a Report, Sponsor identifies any Technology to which it would like to exercise its option and which has not been previously disclosed to Sponsor by TSRI in accordance with Section 3.1, Sponsor shall notify TSRI of such in writing. Upon such notification, TSRI shall provide Sponsor with a Technology Disclosure in accordance with Section 3.1. Sponsor may exercise its option to the Technology covered by the Technology Disclosure as specifically set forth in Section 3.4. For the avoidance of doubt, TSRI’s obligation to provide an Annual Report pursuant to this Section 2.3 shall cease upon delivery to Sponsor of the Final Report.

2.4      TSRI Policies and Procedures. TSRI has developed internal policies and procedures regarding the dissemination of results, data, materials and other tangible information generated during sponsored research projects such as the Research Program. TSRI will instruct the Principal Investigator to comply with such policies and procedures during the performance of the Research Program.

2.5      Financial and Staffing Obligations.

(a)        Contributions of Parties to Research Program. Contributions in the form of financial support, equipment, personnel, technology and other necessary components for the conduct of the Research Program shall be made by the parties in accordance with the terms set forth on Exhibit B attached to this Agreement, which will be completed by the parties in good faith within thirty (30) days of the Effective Date for the next twelve (12) months thereafter, and then updated by the parties in good faith for each next succeeding twelve (12) month period during the term of this Agreement. All payments due to TSRI by Sponsor shall be payable in U.S. Dollars by Sponsor in quarterly installments in advance, within ten (10) days following the dates set forth in the following payment schedule; provided, that the due dates and payment amounts set forth below may be adjusted by the parties from time to time by mutual written agreement:

Due Date	Amount
2/28/2015	$[***]
5/31/2015	$[***]
8/31/2015	$[***]
11/30/2015	$[***]
On each anniversary of the foregoing dates during the term of this Agreement	$[***]

*       Confidential Information, indicated by [***], has been omitted from this filing and filed separately with the Securities and Exchange Commission

Each payment must reference the Research Project title, Agreement Number and Principal Investigator for purposes of identification. Payments under this Section shall be sent to:

The Scripps Research Institute

10550 North Torrey Pines Road, TPC-7

La Jolla, California 92037

Attn: Vice President, Sponsored Programs

Fax No.: (858) 784-8037

with a copy to:

The Scripps Research Institute

10550 North Torrey Pines Road, TPC-9

La Jolla, California 92037

Attn: Director, Technology Development

Fax No.: (858) 784-9910

TSRI shall not be obligated to perform any of the research specified herein or to take any other action required under this Agreement if the funding is not provided as set forth in Exhibit B and in accordance with the payment schedule as set forth in this Section 2.5(a). Sponsor and TSRI acknowledge and agree that as of the Effective Date, Sponsor has paid to TSRI all accrued amounts due to TSRI under the Prior Agreement.

(b)        Capital Equipment. Equipment purchased by TSRI with funds provided by Sponsor shall be the property of TSRI. All capital equipment provided under this Agreement by Sponsor for the use of TSRI remains the property of the Sponsor unless other disposition is mutually agreed upon in writing by the parties. If title to this equipment remains with the Sponsor, Sponsor is responsible for maintenance and repair of the equipment, insuring the equipment against damage or loss, and the costs of its transportation to and from the site where it will be used.

3.        INTELLECTUAL PROPERTY AND LICENSE OPTION.

3.1      Disclosure of Technology. After Principal Investigator submits an invention disclosure covering any Technology to TSRI’s Office of Technology Development, TSRI shall disclose such Technology in writing to Sponsor (the “Technology Disclosure”). TSRI shall use reasonable efforts to provide a Technology Disclosure that contains sufficient detail to (i) enable both parties to determine whether or not the particular Technology is TSRI Technology or Joint Technology; and (ii) enable Sponsor to evaluate the advisability of exercising the option granted under Section 3.2. All such Technology Disclosures shall be Confidential Information of TSRI.

3.2      Grant of Option. Subject to the terms of this Agreement and the reservation of rights specified in Sections 4.2 and 4.3 hereof, TSRI hereby grants to Sponsor:

*       Confidential Information, indicated by [***], has been omitted from this filing and filed separately with the Securities and Exchange Commission

(a)        an exclusive option to acquire an exclusive, worldwide license, including the right to sublicense, under TSRI’s rights in the Patent Rights to (i) practice the Patent Rights; (ii) make and have made, to use and have used, and to import Products, Services, Processes and Biological Materials in the Field; and (iii) offer for sale, sell and have sold Products, Services, Processes and Biological Materials in the Field. In the event that a Service or Process utilizes a Research Tool, such Research Tool shall be made available to Sponsor solely on a nonexclusive basis as set forth in Section 3.2(b); and

(b)        an exclusive option to acquire a nonexclusive, worldwide license to make and have made, to use and have used, to sell and have sold, to offer to sell and to import any Biological Materials and Research Tools in the Field and the right to sublicense solely for research and development, manufacturing and/or distribution purposes.

3.3      Grant of License. Subject to Sections 4.2 and 4.3, TSRI hereby grants to Sponsor a nonexclusive, royalty-free, non-transferable license to make and use TSRI Technology solely for Sponsor’s internal research purposes. Any transfer of materials to Sponsor under this Section 3.3 shall require the execution of a Material Transfer Agreement. The terms of such Material Transfer Agreement shall be materially consistent with the form Material Transfer Agreement attached hereto as Exhibit C. Subject to Sections 4.2 and 4.3, Sponsor has the right to acquire an exclusive, non-transferable, non-commercial license to make and use TSRI Technology (except for TSRI Technology that constitutes a Research Tool) for internal research purposes, pursuant to the terms and conditions of a non-commercial license agreement to be negotiated in good faith between the parties. Sponsor shall notify TSRI in writing within [***] following receipt of the particular Technology Disclosure of its desire to exclusively license such TSRI Technology pursuant to this Section 3.3. TSRI and Sponsor shall have a period of [***] from the date of that notification to execute a non-commercial, exclusive license agreement.

3.4      Exercise of Option.

(a)        Good Faith Negotiations. TSRI and Sponsor covenant to negotiate with reasonable diligence and in good faith to enter into a License Agreement (as defined below) in the event the Sponsor elects to exercise the option granted in Section 3.2 hereof.

(b)        Option Period. Sponsor shall have a period of [***] from receipt of the Technology Disclosure from TSRI within which to exercise its option in accordance with this Section 3.4 (the “Option Period”).

(c)        Option Notice. Subject to subsection (d) hereof, Sponsor shall exercise the option granted under Section 3.2 by delivering to TSRI a written notice within the Option Period (the “Option Notice”) which specifies (i) the particular Technology Disclosure for which the option is being exercised; and (ii) the type of license that Sponsor wishes to obtain. Upon such notification, Sponsor and TSRI shall have a period of [***] from the date of the Option Notice (or such longer period as the parties mutually agree) to negotiate with reasonable diligence and in good faith to enter into an Option Agreement in the form attached hereto as Exhibit D, specifying license fees, royalty rates, commercial development obligations and other business terms of a license agreement (the “License Agreement”). The terms of the License Agreement shall be materially consistent with terms set forth in the Form of License Agreement

*       Confidential Information, indicated by [***], has been omitted from this filing and filed separately with the Securities and Exchange Commission attached hereto as Exhibit E. The “Field” in such License Agreement shall be as broad as the Field defined herein. Upon execution of the Option Agreement, and at Sponsor’s expense, TSRI shall prepare, file and prosecute any patent applications necessary to protect the proprietary positions of both parties in the Technology in accordance with Section 4.4 hereof. TSRI and Sponsor shall have [***] from the filing of a patent application in which to execute a License Agreement to the resulting Patent Right.

(d)        Patent Notice. In lieu of exercising its option in accordance with Section 3.4(c), Sponsor may, in its sole discretion, elect to pay for the filing of a provisional patent application claiming or covering the Technology that is the subject of the Technology Disclosure. In the event that the Sponsor determines it will support and pay the filing of a provisional patent application, it shall send written notice to TSRI within the Option Period, that it will pay for the filing of one or more provisional patent applications in respect of such Technology (the “Patent Notice”). The parties hereby agree that TSRI shall prepare and file such provisional patent application for the Technology identified by Sponsor in the Patent Notice in accordance with Section 4.4 hereof. Sponsor shall have [***] from the date of filing a patent application in which to deliver to TSRI an Option Notice for the patent application. Upon delivery of the Option Notice pursuant to this Section 3.4(d), the parties shall have [***] in which to negotiate with reasonable diligence and in good faith to enter into a License Agreement for the patent application, which shall be materially consistent with the terms of the License Agreement set forth in Exhibit E.

(e)        Failure to Exercise Option. Upon the expiration of the Option Period, if TSRI has not received an Option Notice or a Patent Notice with respect to TSRI Technology disclosed in a Technology Disclosure, except as set forth in subsection (f) of this Section 3.4 the Sponsor’s option with respect to such Technology shall be of no further force and effect. TSRI may thereafter file a patent application at its own expense for such TSRI Technology. In the event TSRI has not received an Option Notice or a Patent Notice with respect to Joint Technology disclosed in a Technology Disclosure, both parties shall (i) have no further obligations to each other with respect to such Joint Technology and any resulting Patent Rights; and (ii) subject to subsection (f) of this Section 3.4 be free to independently license or otherwise dispose of their rights to such Joint Technology and any resulting Patent Rights on a worldwide basis, with no obligation to obtain consent of the other party or to account to the other party for profits or otherwise.

(f)        [***]

*       Confidential Information, indicated by [***], has been omitted from this filing and filed separately with the Securities and Exchange Commission

3.5      Biological Materials. In the event Sponsor exercises its option under Section 3.2(b) to obtain a non-exclusive license to Biological Materials, the parties shall execute a material transfer agreement in substantially the form attached hereto as Exhibit C.

3.6      Non-Patented Technology. In the event that Sponsor exercises its option under Section 3.2(b) to obtain a non-exclusive license to Biological Material or Research Tools, and the parties agree not to obtain patent protection on such Biological Material or Research Tools, TSRI and Sponsor shall have [***] from the date of exercise of the option by Sponsor in which to execute a mutually acceptable license agreement to such Biological Material or Research Tools which agreement shall be on terms and conditions which are reasonable and customary for an agreement between an academic institution and a small company.

3.7      Equity. Within thirty (30) days of the Effective Date, Sponsor will issue 953,228 shares of its common stock, par value $0.001 per share (the “Shares”), to TSRI, at a price of $0.001 per share. Sponsor and TSRI shall enter into a Common Stock Purchase Agreement, in substantially the form attached hereto as Exhibit F (the “Common Stock Purchase Agreement”), in order to memorialize the purchase and sale of the Shares. The parties acknowledge that the shares to be issued pursuant to the Common Stock Purchase Agreement represent all of the shares of the capital stock of Sponsor that TSRI is currently entitled to receive pursuant to the TSRI Agreements (as defined below).

4.        INTERESTS AND RIGHTS IN INTELLECTUAL PROPERTY.

4.1      Title. TSRI shall retain sole ownership and title to TSRI Technology and to all intellectual property rights related thereto. TSRI shall, in the good faith exercise of its discretion, undertake reasonable efforts to preserve and maintain its ownership and title as TSRI deems appropriate, provided, however, that TSRI cannot, by transfer of ownership, title or otherwise, take any action that would prevent TSRI from granting the rights to Sponsor under the option set forth in Section 3.2 or under a License Agreement, provided Sponsor properly exercises its rights thereunder. Ownership of and title to Joint Technology shall be vested jointly in TSRI and Sponsor, with each owning an undivided interest therein. Sponsor shall retain sole ownership and title to Sponsor Technology, and nothing in this Agreement shall be construed as granting TSRI any interest, express or implied, in the Sponsor Technology. Ownership of Patent Rights shall follow inventorship under principles arising under the patent laws of the United States of America.

4.2      Governmental Interest. TSRI and Sponsor acknowledge that TSRI has received, and expects to continue to receive, funding from the United States Government in support of TSRI’s research activities. TSRI and Sponsor acknowledge and agree that their respective rights and obligations pursuant to this Agreement shall be subject to the rights of the United States Government, existing and as amended, which may arise or result from TSRI’s receipt of research support from the United States Government, including but not limited to,

*       Confidential Information, indicated by [***], has been omitted from this filing and filed separately with the Securities and Exchange Commission

37 CFR 401, the NIH Grants Policy Statement and the NIH Guidelines for Obtaining and Disseminating Biomedical Research Resources.

4.3      Reservation of Rights. TSRI reserves the right to use for any non-commercial research or educational purposes any Patent Rights, Biological Materials or Research Tools licensed hereunder, without TSRI being obligated to pay Sponsor any royalties or other compensation. In addition, TSRI reserves the right to grant non-commercial, non-exclusive research and educational use licenses to other nonprofit or academic institutions to Patent Rights, Biological Materials or Research Tools, without the other non-profit entity being obligated to pay Sponsor any royalties or other compensation. TSRI shall have no obligation to notify or inform Sponsor of such use or licenses.

4.4      Patent Prosecution.

(a)        TSRI shall direct and control the preparation, filing and prosecution of the United States and foreign patent applications within Patent Rights (including without limitation any reissues, reexaminations, appeals to appropriate patent offices and/or courts, interferences and foreign oppositions). TSRI shall select the patent attorney, subject to Sponsor’s written approval, which approval shall not be unreasonably withheld. The parties agree that TSRI shall have the right, at its sole discretion, to utilize TSRI’s Office of Patent Counsel in addition to independent counsel for patent prosecution and maintenance described herein, and the fees and expenses associated with the work done by such Office of Patent Counsel and/or independent counsel shall be paid as set forth below. Sponsor shall have full rights of consultation with the patent attorney so selected on all matters relating to the Patent Rights. TSRI shall implement all reasonable and timely requests made by Sponsor with regard to the preparation, filing, prosecution and/or maintenance of the patent applications and/or patents within the Patent Rights, including without limitation requests relating to the jurisdictions in which TSRI shall prepare, file, prosecute and maintain patent applications. Pursuant to this Section 4.4(a) and as of the Effective Date, TSRI and Sponsor are using the services of Cooley LLP for matters related to the prosecution and maintenance of the Patent Rights.

(b)        TSRI shall keep Sponsor timely informed with regard to the patent application and maintenance processes. TSRI shall deliver to Sponsor copies of all patent applications, amendments, related correspondence, and other related matters in a timely matter.

(c)        Sponsor agrees to pay and shall pay all reasonable patent costs and expenses incurred by TSRI for the filing, prosecution and maintenance the United States and foreign patent applications as set forth in Section 3.4(c) and 3.4(d) hereof. Sponsor agrees to pay and shall pay all such reasonable expenses within thirty (30) days after Sponsor receives an itemized invoice therefor. Payment shall be made to TSRI. Failure of Sponsor to pay patent costs and expenses as set forth herein shall immediately relieve TSRI from its obligation to incur further patent costs and expenses or to continue to prosecute the patent applications, provided, however, that TSRI’s obligation to incur patent costs and expenses and to prosecute the patent applications shall, to the extent possible, be immediately restored upon Sponsor’s payment of such patent costs and expenses.

5.        CONFIDENTIALITY AND PUBLICATION.

*       Confidential Information, indicated by [***], has been omitted from this filing and filed separately with the Securities and Exchange Commission

5.1       Treatment of Confidential Information. The parties agree that during the term of this Agreement, and for a period of five (5) years after this Agreement terminates, a party receiving Confidential Information of the other party will (a) maintain in confidence such Confidential Information to the same extent such party maintains its own proprietary information, provided that such standard shall be not less than reasonable care; (b) not disclose such Confidential Information to any third party without the prior written consent of the other party; and (c) not use such Confidential Information for any purpose except those permitted by this Agreement.

5.2       Permitted Uses. Notwithstanding Section 5.1 above, the receiving party may use or disclose Confidential Information of the disclosing party only to the extent necessary to prepare, file and prosecute patent applications.

5.3       Publications. Sponsor acknowledges that it is the general policy of TSRI to encourage publication of research results in technical or scientific journals; and Sponsor agrees that TSRI shall have a right to publish in accordance with its general policy. For purposes of this Section 5, “publish” and “publication” shall include all types of written publication or dissemination of research results or data to third parties that have been actually submitted to TSRI’s Office of Technology Development for review in accordance with TSRI’s policies and procedures. TSRI shall submit to Sponsor copies of all proposed publications which describe Technology and afford Sponsor a period of [***] to review such publication to (i) ascertain whether Sponsor’s Confidential Information would be disclosed by the publication; and (ii) ascertain whether or not the publication discloses any Technology to which Sponsor wishes to exercise its option. If such publication discloses Sponsor’s Confidential Information and upon Sponsor’s written request, TSRI shall at Sponsor’s election remove such Confidential Information and/or delay publication for up to an additional [***] to allow Sponsor to protect its Confidential Information by filing a patent application(s). In the event that Sponsor identifies any Technology for which Sponsor may want to exercise its option, Sponsor shall notify TSRI of such in writing within the above [***] period. Upon such notification, TSRI may (i) file any patent applications necessary to protect the proprietary positions of both parties in the Technology in accordance with Section 4.4 hereof; and (ii) shall provide Sponsor with a Technology Disclosure in accordance with Section 3.1 hereof. Absent receipt by TSRI of any written instruction by Sponsor within the [***] review period, TSRI shall be free to make the proposed disclosure or publish the proposed publication.

5.4       Publicity. Except as otherwise provided herein, each party agrees not to disclose any terms of this Agreement to any third party without the prior written consent of the other party, except (i) as required by securities or other applicable laws and regulations, (ii) to existing and prospective investors, (iii) to existing or potential business partners or acquirers, (iv) to agencies of the government or private foundations for purposes of obtaining grants or other funding or providing reports to such agencies or foundations, and, (v) to accountants, attorneys and other professional advisors of such party, provided that except for subclause (ii) and (iii) above, such third parties have signed written confidentiality agreements at least as restrictive as the confidentiality obligations herein, or such third parties shall be under a duty of confidentiality, before any such disclosures, and with respect to subclause (i) above the disclosing party uses reasonable efforts to seek confidential treatment for the disclosure of any

*       Confidential Information, indicated by [***], has been omitted from this filing and filed separately with the Securities and Exchange Commission terms of this Agreement that the disclosing party reasonably believes are likely to cause substantial competitive harm to the parties if disclosed. Scientific publications published in accordance with Section 5.3 of this Agreement shall not be construed as publicity governed by this Section 5.4.

6.       WARRANTIES.

6.1       Limited Warranty. TSRI hereby represents and warrants that it has full right and power to enter into this Agreement and to perform its obligations hereunder, to grant the options, licenses and other rights provided herein, and that this Agreement does not conflict with any other agreement or understanding to which TSRI is a party or by which TSRI may be bound. TSRI MAKES NO OTHER WARRANTIES CONCERNING PATENT RIGHTS, TECHNOLOGY, BIOLOGICAL MATERIALS, RESEARCH TOOLS OR ANY OTHER MATTER WHATSOEVER, INCLUDING WITHOUT LIMITATION, THE EXPRESS OR IMPLIED WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE, NON-INFRINGEMENT OF THIRD PARTY RIGHTS OR ARISING OUT OF COURSE OF CONDUCT OR TRADE CUSTOM OR USAGE, AND TSRI DISCLAIMS ALL SUCH EXPRESS OR IMPLIED WARRANTIES. TSRI MAKES NO WARRANTY OR REPRESENTATION AS TO THE VALIDITY OR SCOPE OF PATENT RIGHTS, OR THAT ANY PRODUCT, TECHNOLOGY, PROCESS, SERVICE, RESEARCH TOOL, OR BIOLOGICAL MATERIALS WILL BE FREE FROM AN INFRINGEMENT ON PATENTS OR OTHER INTELLECTUAL PROPERTY RIGHTS OF THIRD PARTIES, OR THAT NO THIRD PARTIES ARE IN ANY WAY INFRINGING UPON ANY PATENT RIGHTS, TECHNOLOGY, BIOLOGICAL MATERIALS OR RESEARCH TOOLS COVERED BY THIS AGREEMENT. FURTHER, TSRI HAS MADE NO INVESTIGATION AND MAKES NO REPRESENTATION THAT THE TECHNOLOGY, PATENT RIGHTS, BIOLOGICAL MATERIALS OR RESEARCH TOOLS ARE SUITABLE FOR SPONSOR’S PURPOSES.

6.2       Limitation on Damages. IN NO EVENT SHALL EITHER PARTY BE LIABLE FOR ANY INDIRECT, SPECIAL, INCIDENTAL, EXEMPLARY, PUNITIVE OR CONSEQUENTIAL DAMAGES (INCLUDING, WITHOUT LIMITATION, DAMAGES FOR LOSS OF PROFITS OR EXPECTED SAVINGS OR OTHER ECONOMIC LOSSES, OR FOR INJURY TO PERSONS OR PROPERTY) ARISING OUT OF OR IN CONNECTION WITH THIS AGREEMENT OR ITS SUBJECT MATTER. [***] AGGREGATE LIABILITY FOR ALL DAMAGES OF ANY KIND RELATING TO THIS AGREEMENT OR ITS SUBJECT MATTER SHALL NOT EXCEED THE AMOUNT PAID BY SPONSOR TO TSRI UNDER THIS AGREEMENT. THE FOREGOING EXCLUSIONS AND LIMITATIONS SHALL APPLY TO ALL CLAIMS AND ACTIONS OF ANY KIND AND ON ANY THEORY OF LIABILITY, WHETHER BASED ON CONTRACT, TORT (INCLUDING, BUT NOT LIMITED TO NEGLIGENCE OR STRICT LIABILITY), OR ANY OTHER GROUNDS, AND REGARDLESS OF WHETHER SUCH PARTY HAS BEEN ADVISED, OR SHOULD HAVE KNOWN, OF THE POSSIBILITY OF SUCH DAMAGES, AND NOTWITHSTANDING ANY FAILURE OF ESSENTIAL PURPOSE OF ANY LIMITED REMEDY. THE PARTIES FURTHER AGREE THAT EACH WARRANTY DISCLAIMER, EXCLUSION OF DAMAGES OR OTHER LIMITATION OF LIABILITY HEREIN IS INTENDED TO BE

*       Confidential Information, indicated by [***], has been omitted from this filing and filed separately with the Securities and Exchange Commission

SEVERABLE AND INDEPENDENT OF THE OTHER PROVISIONS SINCE THEY EACH REPRESENT SEPARATE ELEMENTS OF RISK ALLOCATION BETWEEN THE PARTIES.

7.       TERM AND TERMINATION.

7.1       Term. Unless terminated sooner, the initial term of this Agreement shall commence on the Effective Date and terminate at 5:00 p.m. California time on May 30, 2015, and thereafter shall renew automatically for successive twelve (12) month periods from 9:00 a.m. California time on May 31st of one year until 5:00 p.m. California time on May 30th of the following year, unless Sponsor elects to terminate this Agreement effective on May 30, 2015 or on any May 30th thereafter by written notice to TSRI at least thirty (30) days before the applicable May 30th. Notwithstanding the foregoing, if a Technology Disclosure has previously been delivered to Sponsor or is delivered to Sponsor upon the expiration or termination of this Agreement pursuant to Section 7.6(b), the term of this Agreement shall automatically be extended until the earlier of the execution of a License Agreement with respect to such Technology or the expiration of any and all rights of Sponsor to enter into a License Agreement with respect to the Technology in accordance with Section 3.4.

7.2       Termination by Sponsor. This Agreement may be terminated at any time by Sponsor by giving six (6) months prior written notice to TSRI. In the absence of a written agreement to the contrary, no such termination shall have the effect of relieving Sponsor of its monetary obligations to fund the Research Program, to pay patent costs or other monetary obligations hereunder which shall have accrued up and to the date of such termination.

7.3       Termination Upon Non-Payment. In the event that Sponsor fails to pay to TSRI any payment within the time frame set forth in Section 2.5(a), TSRI shall not be obligated to perform any of the research specified herein or to take any other action required under this Agreement and may terminate this Agreement if TSRI has not received payment within ten (10) days after TSRI furnishes to Sponsor written notice of such non-payment. Termination pursuant to this Section 7.3 shall not relieve Sponsor of any liability under this Agreement that accrued prior to such termination.

7.4       Termination Upon Default. Except as specified in Sections 7.3 and 7.5, the failure of a party to perform any obligation required of it to be performed hereunder and the failure to cure within sixty (60) days after receipt of notice from the other party specifying in reasonable detail the nature of such default, shall constitute an event of default hereunder. Upon the occurrence of an event of default, the non-defaulting party may deliver to the defaulting party written notice of intent to terminate, such termination to be effective upon the date set forth in such notice. Such termination rights shall be in addition to and not in substitution for any other remedies that may be available to the non-defaulting party serving such notice against the defaulting party. Termination pursuant to this Section 7.4 shall not relieve the defaulting party of liability and damages to the non-defaulting party for breach of this Agreement. Waiver by any party of a single default or a succession of defaults shall not deprive such party of any right to terminate this Agreement arising by reason of any subsequent default.

7.5       Termination Upon Insolvency. This Agreement may be terminated as to any party (“Insolvent Party”) by another party giving written notice of termination to the

*       Confidential Information, indicated by [***], has been omitted from this filing and filed separately with the Securities and Exchange Commission

Insolvent Party upon the filing of bankruptcy or bankruptcy of the Insolvent Party or the appointment of a receiver of any of the Insolvent Party’s assets, or the making by the Insolvent Party of any assignment for the benefit of creditors, or the institution of any proceedings against the Insolvent Party under any bankruptcy law which proceeding has not been terminated or dismissed after ninety (90) days. Termination shall be effective upon the date specified in this notice.

7.6       Effect of Expiration or Termination.

(a)       Termination Upon Default of Sponsor. Upon the termination of this Agreement by reason of a default by Sponsor, neither party shall have any further rights or obligations with respect to this Agreement, other than the obligation of Sponsor to make any and all final payments accrued prior to the date of termination and the obligation of the parties to make all reports required hereunder. Upon such termination of this Agreement, the parties shall continue to abide by their non-disclosure obligations as described in Section 5.1 and each party hereto shall fulfill any other obligations incurred prior to such termination. Any such termination of this Agreement shall not constitute the termination of any license or any other agreements between the parties which are then in effect except as expressly provided therein. In addition, upon such termination, Sponsor’s options under Section 3 shall be deemed automatically cancelled, and Sections 4, 6, 7 and 9 shall survive any such termination.

(b)       Expiration or Termination upon Default of TSRI. Upon the expiration of this Agreement at its regularly scheduled expiration date, or upon a termination of this Agreement on account of a default by TSRI, then TSRI shall prepare and submit the Final Report in accordance with Section 2.3 and make the disclosures required by Section 3.1 for TSRI Technology conceived or reduced to practice up to the date of said expiration or termination; and Sponsor shall have the right to exercise its option with respect to said TSRI Technology in accordance with the schedule and procedures specified in Sections 3.2 and 3.4 above. Additionally, each party shall perform all other obligations up to the date of said expiration or termination; and the parties shall continue to abide by their non-disclosure obligations described in Section 5.1. Following receipt of a notice of termination from Sponsor, TSRI shall use its reasonable efforts to avoid incurring any additional non-cancelable commitments in connection with the Research Program without Sponsor’s prior written approval. Any such expiration or termination of this Agreement shall not constitute the termination of any license or any other agreements between the parties which are then in effect except as expressly provided therein. Upon such expiration or termination, Sections 4, 6, 7 and 9 shall survive.

8.       ASSIGNMENT; SUCCESSORS.

8.1       Assignment. This Agreement may not be assigned or otherwise transferred by either party without the prior express written consent of the other party, which consent shall not be unreasonably withheld; provided, however, that a party may, without such consent, assign this Agreement and its rights and obligations hereunder (i) to an Affiliate, (ii) in connection with a merger, acquisition, consolidation or a sale involving all or substantially all of the assets of such party. Any attempted assignment or transfer in violation of this Section 8.1 shall be void.

*       Confidential Information, indicated by [***], has been omitted from this filing and filed separately with the Securities and Exchange Commission

8.2       Binding Upon Successors and Assigns. Subject to the limitations on assignment set forth herein, this Agreement shall be binding upon and inure to the benefit of any successors in interest and assigns of TSRI and Sponsor. Any such successor to or assignee of a party’s interest shall expressly assume in writing the performance of all the terms and conditions of this Agreement to be performed by such party and such written assumption shall be delivered to the other party.

9.       GENERAL PROVISIONS.

9.1       Independent Contractors. The relationship between TSRI and Sponsor is that of independent contractors. TSRI and Sponsor are not joint venturers, partners, principal and agent, master and servant, employer or employee, and have no other relationship other than independent contracting parties. TSRI and Sponsor shall have no power to bind or obligate each other in any manner, other than as is expressly set forth in this Agreement.

9.2       Arbitration. Any controversy or claim arising out of or relating to this Agreement, or the breach thereof, shall be settled by binding confidential arbitration in accordance with the Commercial Arbitration Rules of the American Arbitration Association (“AAA”), and the procedures set forth below. In the event of any inconsistency between the Rules of AAA and the procedures set forth below, the procedures set forth below shall control. Judgment upon the award rendered by the arbitrators may be enforced in any court having jurisdiction thereof.

(a)       Location. The location of the arbitration shall be the County of San Diego, California. TSRI and Sponsor hereby irrevocably submit to the exclusive personal jurisdiction and venue of the American Arbitration Association arbitration panel selected by the parties and located in San Diego County, California for any dispute regarding this Agreement, and to the exclusive personal jurisdiction and venue of the federal and state courts located in San Diego County, California for any action or proceeding to enforce an arbitration award or as otherwise provided in Section 9.2(e) below, and waive any right to contest or otherwise object to such jurisdiction or venue.

(b)       Selection of Arbitrators. The arbitration shall be conducted by a panel of three neutral arbitrators who are independent and disinterested with respect to the parties, this Agreement, and the outcome of the arbitration. Each party shall appoint one neutral arbitrator, and the two arbitrators so selected by the parties shall then select the third arbitrator. Each arbitrator must have at least ten (10) years’ experience in mediating or arbitrating cases regarding the same or substantially similar subject matter as the dispute between TSRI and Sponsor. If one party has given written notice to the other party as to the identity of the arbitrator appointed by the party, and the party thereafter makes a written demand on the other party to appoint its designated arbitrator within the next ten days, and the other party fails to appoint its designated arbitrator within ten days after receiving said written demand, then the arbitrator who has already been designated shall appoint the other two arbitrators.

(c)       Discovery. The arbitrators shall decide any disputes and shall control the process concerning these pre-hearing discovery matters. Pursuant to the Rules of AAA, the parties may subpoena witnesses and documents for presentation at the hearing.

*       Confidential Information, indicated by [***], has been omitted from this filing and filed separately with the Securities and Exchange Commission

(d)       Case Management. Prompt resolution of any dispute is important to both parties; and the parties agree that the arbitration of any dispute shall be conducted expeditiously. The arbitrators are instructed and directed to assume case management initiative and control over the arbitration process (including scheduling of events, pre-hearing discovery and activities, and the -conduct of the hearing), in order to complete the arbitration as expeditiously as is reasonably practical for obtaining a just resolution of the dispute.

(e)       Remedies. The arbitrators may grant any legal or equitable remedy or relief that the arbitrators deem just and equitable, to the same extent that remedies or relief could be granted by a state or federal court, provided however, that no punitive damages shall be awarded. No court action shall be maintained seeking punitive damages. The decision of any two of the three arbitrators appointed shall be binding upon the parties. Notwithstanding anything to the contrary in this Agreement, prior to or while an arbitration proceeding is pending, either party has the right to seek and obtain injunctive and other equitable relief from a court of competent jurisdiction to enforce that party’s rights hereunder.

(f)       Expenses. The expenses of the arbitration, including the arbitrators’ fees, expert witness fees, and attorney’s fees, may be awarded to the prevailing party, in the discretion of the arbitrators, or may be apportioned between the parties in any manner deemed appropriate by the arbitrators. Unless and until the arbitrators decide that one party is to pay for all (or a share) of such expenses, both parties shall share equally in the payment of the arbitrators’ fees as and when billed by the arbitrators.

(g)       Confidentiality. Except as set forth below, and as necessary to obtain or enforce a judgment upon any arbitration award, the parties shall keep confidential the fact of the arbitration, the dispute being arbitrated, and the decision of the arbitrators. Notwithstanding the foregoing, the parties may disclose information about the arbitration to persons who have a need to know, such as directors, trustees, management employees, witnesses, experts, investors, attorneys, lenders, insurers, and others who may be directly affected. Additionally, if a party has stock which is publicly traded, the party may make such disclosures as are required by applicable securities laws but will use commercially reasonably efforts to seek confidential treatment for such disclosure.

9.3       Entire Agreement; Modification; Satisfaction and Termination of Affiliate Equity Obligation. This Agreement sets forth the entire agreement and understanding between the parties as to the subject matter hereof and supersedes all prior oral or written agreements or understandings with respect to the subject matter hereof, including without limitation the Prior Agreement. There shall be no amendments or modifications to this Agreement, except by a written document which is signed by both parties. Sponsor and TSRI hereby acknowledge and agree that notwithstanding anything to the contrary set forth in the Prior Agreement (including, without limitation the Affiliate Equity Obligation) or in any other agreement between the Sponsor and TSRI (collectively, the “TSRI Agreements”), the Affiliate Equity Obligation was satisfied in full prior to the date hereof. TSRI further acknowledges and agrees that upon the execution and delivery of this Agreement and the Assignment Agreement between Sponsor and TSRI with respect to certain patent applications relating to Structures of Human Histidyl-tRNA

*       Confidential Information, indicated by [***], has been omitted from this filing and filed separately with the Securities and Exchange Commission

Synthetase and Methods of Use, the Affiliate Equity Obligation shall be cancelled and extinguished in full, and shall be of no further force or effect.

9.4       California Law. This Agreement shall be construed and enforced in accordance with the laws of the State of California notwithstanding any conflict of laws provisions.

9.5       No Use of Name. The use of the name “The Scripps Research Institute”, “Scripps”, “TSRI” or any variation thereof in connection with the advertising, sale or performance of Products, Processes, Services, Biological Materials or Research Tools is expressly prohibited. For the avoidance of doubt, nothing in this Section 9.5 shall prevent Sponsor from identifying TSRI as a contracting partner in connection with any disclosure permitted under Section 5.

9.6       Headings. The headings for each article and section in this Agreement have been inserted for the convenience of reference only and are not intended to limit or expand on the meaning of the language contained in the particular article or section.

9.7       Severability. Should any one or more of the provisions of this Agreement be held invalid or unenforceable by a court of competent jurisdiction, it shall be considered severed from this Agreement and shall not serve to invalidate the remaining provisions thereof. The parties shall make a good faith effort to replace any invalid or unenforceable provision with a valid and enforceable one such that the objectives contemplated by them when entering this Agreement may be realized.

9.8       No Waiver. Any delay in enforcing a party’s rights under this Agreement or any waiver as to a particular default or other matter shall not constitute a waiver of such party’s rights to the future enforcement of its rights under this Agreement, excepting only as to an express written and signed waiver as to a particular matter for a particular period of time.

9.9       Attorneys’ Fees. In the event of a dispute among the parties hereto or in the event of any default hereunder, the party prevailing in the resolution of any such dispute or default shall be entitled to recover its reasonable attorneys’ fees and other costs incurred in connection with resolving such dispute or default.

9.10     Notices. Any notices required by this Agreement shall be in writing, shall specifically refer to this Agreement and shall be sent by registered or certified airmail, postage prepaid, or by telefax, telex or cable, charges prepaid, or by overnight courier, postage prepaid, and shall be forwarded to the respective addresses set forth below unless subsequently changed by written notice to the other party:

FOR TSRI:	The Scripps Research Institute 10550 North Torrey Pines Road, TPC-9 La Jolla, California 92037 Attn: Director, Technology Development Fax No.: (858)784-9910

*       Confidential Information, indicated by [***], has been omitted from this filing and filed separately with the Securities and Exchange Commission

With a copy to:	The Scripps Research Institute 10550 North Torrey Pines Road, TPC-8 La Jolla, California 92037 Attention: General Counsel Fax No.: (858) 784-9910

FOR SPONSOR:	aTyr Pharma, Inc. 3545 John Hopkins Court, Suite #250 San Diego, California 92121 Attn: Chief Executive Officer Fax No.: (858) 731-8394

With a copy to:	Goodwin Procter LLP Exchange Place, 53 State Street Boston, MA 02109 Attn: Kingsley L. Taft, Esq. Fax No. (617) 801-8857

Notices shall be deemed delivered upon the earlier of (i) when received; (ii) three (3) days after deposit into the U.S. mail; (iii) the date notice is sent via facsimile; or (iv) the day immediately following delivery to an overnight courier guaranteeing next-day delivery (except Sundays and holidays).

9.11     Compliance with U.S. Laws. Nothing contained in this Agreement shall require or permit TSRI or Sponsor to do any act inconsistent with the requirements of any United States law, regulation or executive order as the same may be in effect from time to time.

9.12     Further Assurances. Each Party agrees to execute, acknowledge and deliver such further reasonable instructions, and to do all such other reasonable acts, as may be necessary or appropriate in order to carry out the purposes and intent of this Agreement.

IN WITNESS WHEREOF, the parties have executed this Agreement by their duly authorized representatives as of the date set forth above.

TSRI: The Scripps Research Institute	SPONSOR: aTyr Pharma, Inc.

By: /s/ Scott Forrest Name: Scott Forrest Title: VP, Business Development	By: /s/ Andrew Cubitt Name: Andrew Cubitt Title: VP, Product Protection

*       Confidential Information, indicated by [***], has been omitted from this filing and filed separately with the Securities and Exchange Commission

EXHIBIT A

RESEARCH PROGRAM

*       Confidential Information, indicated by [***], has been omitted from this filing and filed separately with the Securities and Exchange Commission

Structural analysis of components of mammalian translation apparatus and analysis of alternative functions

Introduction

This project focuses on a subgroup of the components of the translation apparatus that, in some instances, are known to have functions beyond translation. This subgroup is known as the aminoacyl tRNA synthetases (AARSs), enzymes that catalyze the first step of protein synthesis by aminoacylation of transfer RNAs. Their alternative functions in mammalian cells suggest a broad connection of translation to signal transduction pathways in angiogenesis, inflammation, and neurogenesis (Park, Ewalt et al. 2005). Little is known about structural features of AARSs that are needed for functions beyond translation. Also, beyond the few examples known so far, little is known about the full scope of alternative functions carried out by these proteins. Two specific aims are given here. These aims lay the foundation for a deeper understanding of the particular structural features of these proteins that are needed for alternative functions and, in further work, define and analyze some of the alternative functions themselves.

X-ray crystallographic analysis of the 3-dimensional structures of specific human tRNA synthetases and their fragments will be determined. The proteins will be isolated, where possible, in large quantities from bacterial cells harboring plasmids encoding the human enzymes. Special plasmid constructions have already been generated for this purpose. The high-throughput Mosquito screening systems that is established in the laboratory will be used to obtain conditions specific for each protein for obtaining crystals that diffract to high resolution.

A series of assays will be deployed to investigate potential alternative functions of specific tRNA synthetases and their fragments. In the cases studied so far, some of the proteins are activated for cytokine functions by proteolysis or alternative splicing of mRNA. Thus, while the native protein is inactive for cytokine function (but active in protein synthesis), the cytokine function is unmasked when the protein is split. Structural information will be used to attempt to estimate likely places where a split could occur. In addition, antibody-based assays of whole cell extracts will search for naturally produced fragments. The fragments so identified will be put through assays for inflammation, angiogenesis, and neurogenesis.

Background

In the first step of protein synthesis, aminoacylation by an AARS occurs in a two step reaction. The amino acid AA is first activated by condensation with ATP to form the aminoacyl adenylate (AA-AMP), simultaneous with release of pyrophosphate (PPi). The adenylate then reacts with the cognate tRNA to yield AA-tRNA.

AARS + AA + ATP AARS (AA-AMP) + Ppi                  (1)

AARS (AA-AMP) + tRNA AA-tRNA + AMP + AARS  (2)

*       Confidential Information, indicated by [***], has been omitted from this filing and filed separately with the Securities and Exchange Commission

For each of the 20 amino acids, there is a distinct AARS and a group of isoaccepting tRNAs. The genetic code is established through equations 1 and 2, because the reactions link each amino acid to a nucleotide triplet. That triplet is the anticodon imbedded in the specific tRNA (or tRNA isoacceptors) that is cognate to the amino acid. Not surprisingly, the AARSs are essential to all life forms, and appeared at the time of the last common ancestor which eventually split into the 3 great kingdoms of the tree of life—archae, bacteria, and eukarya. Interestingly, in most instances, each cytoplasmic tRNA synthetase is encoded by only a single gene. Therefore, a single point mutation that ablates the activity of a synthetase is lethal. Mitochondria have a separate set of tRNA synthetases, the genes for which are all nuclear encoded. Thus, the mitochondrial synthetases are imported from the cytoplasm, where they are produced, into the mitochondria.

In mammalian cells, the synthetases are gathered together with other, accessory proteins, into a large complex known as the ‘multi-synthetase complex’ (Lee, Cho et al. 2004). Whether all of the synthetases are present in the complex, or only a subset of 9 are present, is not clear. What is clear, however, is that some are more tightly associated in the complex than others, along with specific accessory proteins known simply as p18, p38, and p43. This organization into a complex may facilitate protein synthesis, in a way that is not understood. Additionally or alternatively, the complex itself may be a reservoir or depository of un-activated cytokines. Here the idea is that, because some synthetases are known to have expanded functions, these functions can be mobilized by release of a synthetase from the complex.

For example, y-interferon induction mobilizes a specific fused tRNA synthetase pair—the Glu-Pro fusion synthetase that is present in higher eukaryotes (Sampath, Mazumder et al. 2004). The released fusion synthetase then enters the cytoplasm to act, through a multi-step mechanism with other proteins, as a translational repressor. After l-interferon induction, the fusion protein is phosphorylated, followed by release from the multi-synthetase complex. Ultimately, the phosphorylated protein becomes part of the GAIT complex (y-interferon-activated inhibitor of translation complex), where it shuts down translation by binding to a stem-loop structure of ceruloplasmin mRNA.

Ceruloplasmin is active in circuits for inflammation and iron homeostasis. The binding of the Glu-Pro fusion protein to the stem-loop structure (in the 3’-untranslated region) of the ceruloplasmin mRNA is speculated to occur through the linker that joins together the two synthetases.

In another example, TyrRS is secreted under certain conditions and, subsequently split into 2 cytokines (Wakasugi and Schimmel 1999), by the action of an extracellular protease such as leukocyte elastase. Each of the fragments, one harboring the active site domain (for aminoacylation) and the other a domain homologous to EMAP II (endothelial monocyte activating protein Ii) is a cytokine. Each of these fragments is a distinct cytokine, demonstrating

*       Confidential Information, indicated by [***], has been omitted from this filing and filed separately with the Securities and Exchange Commission activities in either angiogenesis or inflammatory pathways. In contrast, the full-length, native TyrRS is inactive as a cytokine. Thus, the splitting of the protein is the way that cytokine activation occurs. Similarly, TrpRS is activated as an angiostatic cytokine, by generation of fragments that come from either alternative splicing or natural proteolysis (Wakasugi, Slike et al. 2002). These and other examples illustrate how components of the translation apparatus can have expanded functions that go well beyond translation itself. These expanded functions make a connection of translation with the broader biological system, with the variety of activities essential for cell development, homeostasis, and growth.

Research Design and Methods

[***] In the past, we have successfully overexpressed functional human synthetases in E. coli. In order to enhance protein expression and solubility, all 6 human genes have been codon-optimized for translation in E. coli using the proprietary algorithms developed by CODA Genomics, Inc (http://www.codagenomics.com/). We have cloned the genes into pBAD vectors. Five out of the 6 genes have been expressed, and of these, two have good solubility.

Aminoacyl-tRNA synthetases have modular structures with distinct domains that are joined together (Jasin, Regan et al. 1983). Each domain is responsible for a specific task—for example, the catalytic domain for aminoacylation, anti-codon recognition domain for recognition of the triplet anti-codon embedded in the tRNA, and editing domain for clearance of the misactivated non-cognate amino acids or the mischarged tRNAs. Mammalian tRNA synthetases usually have acquired additional domains, each of which belongs to one of 3 types of structures; glutathione S-transferase (GST), helix-turn-helix (HTH), and endothelial monocyte activating peptide II (EMAP II). The extra domains often are dispensable for aminoacylation, and may provide a regulatory mechanism for non-canonical functions, as demonstrated for TyrRS and TrpRS. In addition, the extra domains may be involved with specific interactions between members of the multi-synthetase complex. With these considerations, we have also cloned domain fragments from the above 6 genes. As an additional benefit, most of the fragments have better expressions and improved solubility relative to the full-length proteins.

Gene	Fragment	Tag	MW (KD)	Expression	Solubility
[***]	[***]	[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]	[***]	[***]

[***]	[***]	[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]	[***]	[***]

[***]	[***]	[***]	[***]	[***]	[***]

*       Confidential Information, indicated by [***], has been omitted from this filing and filed separately with the Securities and Exchange Commission

[***]	[***]	[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]	[***]	[***]

[***]	[***]	[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]	[***]	[***]

[***]	[***]	[***]	[***]	[***]	[***]

[***]	[***]	[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]	[***]	[***]

2.         X-ray crystallographic analysis of the 3-dimensional structures of specific human tRNA synthetases and their fragments

We will attempt to crystallize, if available, all 6 full-length proteins, 3 binary complexes with full-length proteins, and binary complexes between full-length proteins and fragments, and between different fragments. Because the laboratory is set up with our own high-throughput crystallization robot (Mosquito, Molecular Dimensions) and a microscopic imaging system (CrystalPro, TriTek) to monitor crystal growth, these attempts are realistic. The automated crystallization robot can setup 96 crystallization conditions in a 96-well plate in less then 2 minutes with minimal sample consumption (about 10 µl per plate). The crystallization plates are followed up at regular intervals using the microscopic imaging system that captures digital images for comparison as crystals grow. The obtained crystals will be evaluated by X-ray diffraction in house. We share X-ray facility with the Wilson lab at Scripps, which is equipped with a Rigaku FR-D high brilliance rotating anode X-ray generator, and a Mar 345mm CCD detector. An additional Siemens/Bruker system is also available in the facility. High resolution data collection will be performed at the Stanford Synchrotron Research Laboratory, where Scripps has it own beamline. Our laboratory has beam time on a regular basis.

2. A series of assays will be deployed to investigate potential alternative functions of specific tRNA synthetases and their fragments.

The full-length proteins and the fragments we generated will be put into cell-based assays to screen for alternative functions. We will start with a cell migration assay and chick chorioallantoic membrane (CAM) angiogenesis assay. Different cell types including leucocytes, endothelial cells, and so on (??) will be tested for migration in an AP48 chemotaxis chamber (Neuro Probe, Gaithersburg, MD). The protein samples will be placed in the lower chamber, and cell suspensions will be added to the upper chamber with a polycarbonate filter separating the two chambers. Cells will be allowed to migrate into the filter for 45 min at 37 °C in a 5% C02 incubator. After incubation, non-migrating cells will be removed, and migrating cells which are retained in the filter are stained with the Diff-Quik stain set (Dade Behring, Newark, DE), and are counted under a light microscope in high power fields (HPFs). Both a negative control, like medium alone, and a positive control, like IL-8 or VEGF, will be used to establish the boundaries of the activities. The assay can also be used to test for inhibition of cell migration.

*       Confidential Information, indicated by [***], has been omitted from this filing and filed separately with the Securities and Exchange Commission

The CAM angiogenesis assay will be performed with samples that show promising results in the cell migration assay. The assay is performed on the chorioallantoic membrane of fertilized complement fixation for avian leukocysis virus (COFAL)-negative eggs (Charles River Labs, Storrs, CT). Eggs will be incubated for 3.5 days at 38 0 C / 60% humidity. Eggs are then opened and the embryos will be transferred into sterile plastic weigh boats. Embryos will be covered and incubated at 37.5 ‘C/ 90% humidity. After five days, collagen/mesh implants containing PBS (as negative control), VEGF/bFGF (as positive control) or protein samples will be placed onto the CAM membrane of the embryos, and incubated for an additional 66 hours. The upper mesh layers of the implants will be examined under a stereomicroscope and scored for the proportion of “boxes” (i.e., three dimensional regions defined by the mesh fibers), which contain a blood vessel relative to the total number of boxes.

In the cases of TyrRS and TrpRS, fragmentation happens naturally by either proteolysis or alternative splicing. Only the specific fragments, not the full-length proteins, have alternative functions. With this perspective in mind, we will also use antibody-based assays of whole cell extracts to search for naturally produced fragments. The fragments so identified will be produced by overexpression, and put through assays for inflammation, angiogenesis, or neurogenesis, depending on in what cell types the specific fragments are discovered. Structural analysis of these fragments can also be carried out.

Concluding Remarks

This project attempts to more broadly define the alternative activities of human tRNA synthetases and their fragments, and at the same time to define the structural motifs that are needed for these activities and the structural basis for how they bind together in a larger complex. [***] While we are initiating studies with a defined set of synthetases described above, as the work progresses we will expand the project to include all of the enzymes.

References

Jasin, M., L. Regan, et al. (1983). “Modular arrangement of functional domains along the sequence of an aminoacyl tRNA synthetase.” Nature 306(5942): 441-7.

Lee, S. W., B. H. Cho, et al. (2004), “Aminoacyl-tRNA synthetase complexes: beyond translation.” J Cell Sci 117(Pt 17): 3725-34.

Park, S. G., K. L. Ewalt, et al. (2005). “Functional expansion of aminoacyl-tRNA synthetases and their interacting factors: new perspectives on housekeepers.” Trends Biochem Sci 30(10): 569-74.

Sampath, P., B. Mazumder, et al. (2004). “Noncanonical function of glutamyl-prolyl-tRNA synthetase: gene-specific silencing of translation.” Cell 119(2): 195-208.

Wakasugi, K. and P. Schimmel (1999). “Two distinct cytokines released from a human aminoacyl-tRNA synthetase [see comments].” Science 284(5411): 147-51.

*       Confidential Information, indicated by [***], has been omitted from this filing and filed separately with the Securities and Exchange Commission

Wakasugi, K., B. M. Slike, et al. (2002). “A human aminoacyl-tRNA synthetase as a regulator of angiogenesis.” Proc Natl Acad Sci U S A 99(1): 173-7.

*       Confidential Information, indicated by [***], has been omitted from this filing and filed separately with the Securities and Exchange Commission

EXHIBIT B

BUDGET

Listed below is an exemplary budget for this Agreement that is provided for illustrative purposes only:

Name	Months	Salary	Fringe	Total
[***]	[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]	[***]
Salary Subtotal				[***]

Equipment
[***]				[***]

Travel
[***]				[***]

Other Costs
[***]				[***]
[***]				[***]
[***]				[***]

Computer costs				[***]
[***]				[***]
[***]				[***]

Total Costs				[***]

*       Confidential Information, indicated by [***], has been omitted from this filing and filed separately with the Securities and Exchange Commission

EXHIBIT C

FORM OF MATERIAL TRANSFER AGREEMENT

THE SCRIPPS RESEARCH INSTITUTE

MATERIAL TRANSFER AGREEMENT

[Date]

[Contact Name]

aTyr Pharma, Inc.

3545 John Hopkins Court, Suite #250

San Diego, California 92121

Dear Dr. [Name]:

This is to acknowledge your request for the [Materials Requested] to be provided by The Scripps Research Institute (TSRI) pursuant to [Section 3.3] [Section 3.5] of the Amended and Restated Research Funding and Option Agreement between TSRI and aTyr Pharma, Inc. (‘‘Sponsor”) dated January 19, 2015. This material and any progeny, mutants or derivatives of this material are referred to herein as “Materials.”

TSRI is pleased to cooperate with Sponsor’s use of these Materials for your scientific research. However, before forwarding them to you, TSRI needs you to agree to the following terms and conditions:

(1)        that TSRI hereby grants Sponsor a nonexclusive, royalty-free, non-transferable license to make and use the Materials solely for internal research purposes;

(2)        that the Materials shall be received by Sponsor only for use in scientific research in Sponsor’s laboratories and that all applicable guidelines set forth by the National Institutes of Health (NIH), U.S. Department of Agriculture (USDA) or other government agencies regarding the use of these Materials shall be followed;

(3)        that the Materials can be transferred by you to a third party contract provider, strategic partner or collaborator provided that such third party contract provider, strategic partner or collaborator has entered into a material transfer agreement with TSRI on terms substantially similar to this agreement.

Common provisions:

(3)        these Materials are provided as a service to the research community. THE MATERIALS ARE BEING SUPPLIED TO YOU WITH NO WARRANTIES, EXPRESS OR IMPLIED, INCLUDING WITHOUT LIMITATION ANY WARRANTY OF MERCHANTABILITY OF ANY KIND, FITNESS FOR A PARTICULAR PURPOSE, NON-INFRINGEMENT OF THIRD PARTY RIGHTS, OR ARISING OUT OF COURSE OF

*       Confidential Information, indicated by [***], has been omitted from this filing and filed separately with the Securities and Exchange Commission

CONDUCT OR TRADE CUSTOM OR USAGE, ALL OF WHICH ARE DISCLAIMED BY TSRI;

(4)        that Sponsor shall bear all risk to itself and/or any others resulting from any use, directly or indirectly, to which Sponsor puts the Materials or any other materials that could not have been made but for these Materials;

(5)        that Sponsor hereby defends, indemnifies, and holds harmless TSRI, its affiliates, its trustees, officers, employees and agents from any loss, claim, damage, or liability of any kind whatsoever, including without limitation reasonable attorney’s fees, expert witness fees and costs, whether or not a lawsuit or other proceeding is filed, which may arise from Sponsor’s use, storage or disposal of the Materials or any other material that could not have been made but for the Materials, except to the extent such arise due to the gross negligence or willful misconduct of TSRI;

(6)        that you provide us with your Federal Express account number or an account number for another courier service, so that we may ship the Materials to you.

The Materials are to be used with caution and prudence in any experimental work, since all of their characteristics are not known. Moreover, they are not to be used for testing in or treatment of humans.

If you agree to accept these Materials under the above conditions, please sign the enclosed duplicate copy of this letter, have it signed by an authorized representative of Sponsor and return one original to me. Upon receipt of that confirmation I will forward the Materials to you.

THE SCRIPPS RESEARCH INSTITUTE

[Name]
Director, Technology Development
[Date]

ACCEPTED:

Recipient’s Signature	Authorized Institutional Rep. Signature

Recipient’s Printed Name and Title	Authorized Rep. Printed Name and Title

Date	Date

*       Confidential Information, indicated by [***], has been omitted from this filing and filed separately with the Securities and Exchange Commission

EXHIBIT D

FORM OF OPTION AGREEMENT

[Date]

[Contact Name]

aTyr Pharma. Inc.

3545 John Hopkins Court, Suite #250

San Diego, California 92121

RE:        Option to Technology Disclosure No.

Dear [Contact]:

Pursuant to the Amended and Restated Research Funding and Option Agreement dated January 19, 2015 (the “Research Agreement”) by and among The Scripps Research Institute (“TSRI”) and aTyr Pharma, Inc. (“Sponsor”), Sponsor hereby executes its option to acquire (i) an exclusive, worldwide license, including the right to sublicense, to make, have made, use, have used, practice, import and have imported Products, Services, Processes and Biological Materials in the Field, and (ii) an exclusive, worldwide license, including the right to sublicense, to offer for sale, sell and perform Products, Services and Processes in the Field, under one or more patent applications to be filed (“Scripps Patent Rights”) which shall cover the Technology disclosed in TSRI Technology Disclosure No.              entitled “                    ” (“Patent Application(s)”) and which inventions were reduced to practice as of the date of the applicable TSRI Technology Disclosure. The License Agreement shall be substantially as set forth in Exhibit F to the Research Agreement. Unless otherwise set forth herein, all capitalized terms shall have the meaning ascribed to them in the Research Agreement.

This option, as to each TSRI Technology Disclosure, shall be effective as of the date hereof, and shall automatically terminate on the date that is [***] after the date when Sponsor receives from TSRI written notice of the filing of a patent application covering said TSRI Technology Disclosure (“Option Period”),

After the filing of the Patent Application, and prior to the expiration of the Option Period, TSRI and Sponsor shall enter into a License Agreement that is materially consistent with the form of License Agreement attached as Exhibit F to the Research Agreement.

As consideration for the option, Sponsor shall pay all fees and costs related to the preparation, filing, prosecution and maintenance of Scripps Patent Rights associated with work performed by TSRI’s Office of Patent Counsel and any independent counsel. Payment shall be made within [***] after Sponsor receives an invoice therefor. Failure of Sponsor to pay patent costs and expenses as set forth herein shall immediately relieve TSRI from its obligation to incur further patent costs and expenses or to continue to prosecute the patent applications, provided, however, that TSRI’s obligation to incur patent costs and expenses and to prosecute the patent applications shall, to the extent possible, be immediately restored upon Sponsor’s payment of such patent costs and expenses. Subject to the terms and conditions of the License Agreement, Sponsor’s

*       Confidential Information, indicated by [***], has been omitted from this filing and filed separately with the Securities and Exchange Commission obligation to pay all patent fees and costs incurred pursuant to the Research Agreement shall survive the termination or expiration of the Research Agreement with respect to costs and expenses which accrued during the term of the Research Agreement. Both parties hereto agree that TSRI may, at its sole discretion, utilize TSRI’s Office of Patent Counsel in lieu of or in addition to independent counsel for patent prosecution and maintenance of Patent Application(s). Sponsor shall have full rights of consultation with the patent attorney so selected on all matters relating to Patent Application(s). TSRI shall implement all reasonable and timely requests made by Sponsor with regard to the preparation, filing, prosecution and/or maintenance of the Patent Application(s), including without limitation requests relating to the jurisdictions in which TSRI shall prepare, file, prosecute and maintain patent applications.

TSRI agrees that it shall not grant any additional licenses, or additional options to enter into licenses covering Scripps Patent Rights, until the expiration of the time for Sponsor and TSRI to negotiate a License Agreement in accordance with Section 3.4(b) or 3.4(c), as applicable, of the Research Agreement, except to the U.S. Government and to nonprofit and academic institutions as set forth below. If the parties fail to execute a License Agreement for the Scripps Patent Rights within the time periods described in Sections 3.4(b) or 3.4 (c) of the Research Agreement, then TSRI shall be free thereafter to seek other licensees to such Scripps Patent Rights and shall have no further obligations to Sponsor with respect thereto.

TSRI reserves the right to use for any research or educational purposes any Scripps Patent Rights, Biological Materials or Research Tools, without TSRI being obligated to pay Sponsor any royalties or other compensation or to account to Sponsor in any way. In addition, TSRI reserves the right to grant non-exclusive, non-commercial research and educational use licenses to other nonprofit or academic institutions to TSRI Patent Rights, Biological Materials or Research Tools, without the other nonprofit or academic entity being obligated to pay Sponsor any royalties or other compensation or to account to Sponsor in any way.

Sponsor and TSRI acknowledge that TSRI has received, and expects to continue to receive, funding from the United States Government in support of TSRI’s research activities. Sponsor and TSRI acknowledge and agree that their respective rights and obligations pursuant to this Agreement shall be subject to the rights of the United States Government which may arise or result from TSRI’s receipt of research support from the United States Government.

If Sponsor agrees and accepts these terms, please sign below:

Sincerely,

Director, Technology Development

Acknowledge and Agree:	Acknowledge and Agree:

TSRI	aTYR PHARMA, INC.

*       Confidential Information, indicated by [***], has been omitted from this filing and filed separately with the Securities and Exchange Commission

Name:____________________________	Name:____________________________

Title:_____________________________	Title:_____________________________

*       Confidential Information, indicated by [***], has been omitted from this filing and filed separately with the Securities and Exchange Commission

EXHIBIT E

FORM OF LICENSE AGREEMENT

This License Agreement (this “Agreement”) is entered into and made effective as of this              day of                     ,              (the “Effective Date”), by and between THE SCRIPPS RESEARCH INSTITUTE, a California nonprofit public benefit corporation located at 10550 North Torrey Pines Road, La Jolla, California 92037 (“TSRI”), and aTYR PHARMA, INC., a Delaware corporation (“Licensee”) located at 3545 John Hopkins Court, Suite # 250, San Diego, CA 92121 with respect to the facts set forth below.

RECITALS

A.        WHEREAS, TSRI and Licensee are parties to that certain Amended and Restated Research Funding and Option Agreement dated January 19, 2015 (as amended from time to time, the “Research Agreement”), pursuant to which Licensee agreed to sponsor certain research activities at TSRI related to aminoacyl tRNA synthetases, their fragments and accessory proteins, and in exchange TSRI granted Licensee an option to license the inventions resulting from those research activities;

B.        WHEREAS, pursuant to the Research Agreement TSRI has disclosed to Licensee certain Technology (as defined in the Research Agreement), and TSRI and Licensee have prepared and filed a patent application covering or claiming such Technology; and

C.        WHEREAS, TSRI has the right to grant an exclusive license to the Technology, subject to certain rights of the U.S. Government resulting from the receipt by TSRI of certain funding from the U.S. Government, and Licensee wishes to acquire from TSRI such license pursuant to the terms and conditions set forth herein.

AGREEMENT

NOW, THEREFORE, in consideration of the mutual covenants and conditions set forth herein, TSRI and Licensee hereby agree as follows:

1.        Definitions. Capitalized terms shall have the meaning set forth herein.

1.1      AAA. The term “AAA” is defined in Section 15.8.

1.2      Affiliate. The term “Affiliate” shall mean any entity, which directly or indirectly controls, or is controlled by Licensee. The term “control” as used herein means (a) in the case of corporate entities, direct or indirect ownership of at least fifty percent (50%) of the stock or shares entitled to vote for the election of directors; or (b) in the case of non-corporate entities, direct or indirect ownership of at least fifty percent (50%) of the equity interest with the power to direct the management and policies of such non-corporate entities. Unless otherwise specified, the term Licensee includes Affiliates.

*       Confidential Information, indicated by [***], has been omitted from this filing and filed separately with the Securities and Exchange Commission

1.3      BLA. The term “BLA” shall mean a Biologics License Application, or similar application, that is submitted to the FDA, or a foreign equivalent of the FDA, for marketing approval of a Licensed Product in a jurisdiction.

1.4      Challenge. The term “Challenge” is defined in Section 3.1(b).

1.5      Claim. The term “Claim” is defined in Section 9.1.

1.6      Confidential Information. The term “Confidential Information” shall mean any and all proprietary information of TSRI or Licensee, which may be exchanged between the parties at any time and from time to time during the term hereof. “Proprietary Information” shall include information of the disclosing party that the disclosing party would consider confidential or proprietary under the circumstances. The fact that a party may have marked or identified as confidential or proprietary any specific information shall be indicative that such party believes such information to be confidential or proprietary, but the failure to so mark information shall not conclusively determine that such information was or was not considered confidential information by such party. Information shall not be considered confidential to the extent that it:

(a)        Is publicly disclosed through no act or omission of the receiving party, either before or after it becomes known to the receiving party; or

(b)        Was known to the receiving party prior to the date of this Agreement, as demonstrated by competent evidence, which knowledge was acquired independently and not from the other party hereto (including such party’s employees); or

(c)        Is subsequently disclosed to the receiving party in good faith by a third party who has a right to make such disclosure; or

(d)        Has been published by a third party as a matter of right; or

(e)        Is independently developed by the receiving party without reference to, aid from or reliance on the Confidential Information of the disclosing party, as demonstrated by competent evidence.

If Confidential Information is required to be disclosed by law or court order, then the party required to make such disclosure shall limit the same to the minimum required to comply with the law or court order, and shall use reasonable efforts to attempt to seek confidential treatment for that disclosure, and prior to making such disclosure that party shall notify the other party, not later than ten (10) days (or such shorter period of time as may be reasonably practicable under the circumstances) before the disclosure in order to allow the other party to comment and/or to

*       Confidential Information, indicated by [***], has been omitted from this filing and filed separately with the Securities and Exchange Commission obtain a protective or other order, including extensions of time and the like, with respect to such disclosure.

1.7      FDA. The term “FDA” shall mean the United States Food and Drug Administration, or any successor agency thereto, having the administrative authority to regulate the marketing of human pharmaceutical products or biological therapeutic products, delivery systems and devices in the United States of America.

1.8      Field. The term “Field” shall mean any reagent, therapeutic, prognostic, diagnostic or cosmeceutical use.

1.9      First Commercial Sale. The term “First Commercial Sale” shall mean the first transfer for consideration by or on behalf of Licensee of a Licensed Product, or the first performance for consideration by or on behalf of Licensee of a Licensed Process or Licensed Service, that takes place after final regulatory approval in the country of sale of such Licensed Product, Licensed Process and/or Licensed Service; provided, however, that a First Commercial Sale shall not be deemed to have occurred solely by reason of (a) transfers or performance for product testing or control; (b) promotional distribution or demonstration to potential purchasers; (c) distribution or performance for research on behalf of Licensee or any of its sublicensees; (d) any transfer or performance made in connection with a Regulatory Approval process; or (e) transfer to an Affiliate or sublicensee of Licensee for later resale to or use by an end consumer.

1.10    IND. The term “IND” shall mean an Investigational New Drug Application filed with the FDA, or the equivalent application or filing filed with any equivalent Regulatory Authority outside the United States of America (including any supra-national agency, such as in the European Union) necessary to commence human clinical trials in such jurisdiction.

1.11    Indemnitees. The term “Indemnitees” is defined in Section 9.1.

1.12    Licensed Patent Rights. The term “Licensed Patent Rights” shall mean (a) the U.S. patent application(s) listed on Exhibit A hereto; (b) foreign counterparts of the patent application(s) referenced in subsection (a); (c) the patents issued from the patent applications referenced in subsection (a) and (b); (d) divisionals, continuations, reissues, reexaminations, restorations (including supplemental protection certificates) and extensions of any patent or application set forth in subsections (a) - (c); and (e) any claims of continuations in part that are directed to subject matter in the applications referenced in subsection (a); and in all cases (b)-(e) entitled to the benefit of the priority date of the application(s) referenced in sub clause (a) above.

*       Confidential Information, indicated by [***], has been omitted from this filing and filed separately with the Securities and Exchange Commission

1.13    Licensed Product. The term “Licensed Product” shall mean any product the manufacture, use, importation, sale or offer for sale of which would, but for the license granted herein, infringe a Valid Claim under the Licensed Patent Rights.

1.14    Licensed Process. The term “Licensed Process” shall mean any method or process the manufacture, use, importation, sale or offer for sale of which would, but for the license granted herein, infringe a Valid Claim under the Licensed Patent Rights.

1.15    Licensed Service. The term “Licensed Service” shall mean the performance of a service for a third party, which performance uses or incorporates a Licensed Product or Licensed Process.

1.16    Major Market Country. The term “Major Market Country” shall mean any of the following countries: the United States of America, the United Kingdom, France, Germany, Spain, Italy, Japan or Canada.

1.17    NDA. The term “NDA” shall mean a New Drug Application (as more fully defined in 21 C.F.R. 314.5 et seq.) and all amendments and supplements thereto filed with the FDA, or the equivalent application filed with any equivalent Regulatory Authority outside the United States of America (including any supra-national agency, such as in the European Union).

1.18    Net Sales. The term “Net Sales” shall mean the gross amount invoiced by Licensee, or sublicensees, or any of its Affiliates, on all sales of Licensed Products, Licensed Processes and Licensed Services less (a) trade, cash and quantity discounts or rebates actually allowed or taken, including discounts or rebates to governmental or managed care organizations; (b) credits or allowances actually given or made for rejection of or return of, previously sold Licensed Products or for retroactive price reductions (including Medicare and similar types of rebates); (c) any charges for insurance, freight, and other transportation costs directly related to the delivery of Licensed Product to the extent included in the gross invoiced sales price; (d) any tax, tariff, duty or governmental charge levied on the sales, transfer, transportation or delivery of a Licensed Product (including any tax such as a value added or similar tax or government charge) borne by the seller thereof, other than franchise or income tax of any kind whatsoever; (e) any import or export duties or their equivalent borne by the seller. Net Sales shall include all consideration charged by Licensee, sublicensees or its Affiliates in exchange for any Licensed Products, Licensed Processes, and Licensed Services, including, without limitation, any monetary payments or any other property whatsoever; and (f) [***]

*       Confidential Information, indicated by [***], has been omitted from this filing and filed separately with the Securities and Exchange Commission

For purposes of determining Net Sales, a sale shall be deemed to have occurred when an invoice therefor shall be generated or the Licensed Product is shipped for delivery, Licensed Process is completed, or Licensed Service is provided. Sales of Licensed Products by Licensee, or sublicensee of Licensee to any Affiliate or sublicensee which is a reseller thereof shall be excluded, and only the subsequent sale of such Licensed Products by Affiliates or sublicensees of Licensee to unrelated parties shall be deemed Net Sales hereunder. For the avoidance of doubt, “Net Sales” shall not include (i) transfers for product testing or control; (ii) promotional distribution to potential purchasers; (iii) distribution for research on behalf of Licensee or any of its sublicensees; or (iv) any transfer made in connection with a Regulatory Approval process; or (v) transfer of a Licensed Product or performance of a Licensed Process or Licensed Service, by Licensee to an Affiliate or sublicensee for later resale to or use by an end customer, provided, however, that if the price invoiced by Licensee for the transfer to such Affiliate or sublicensee is higher than the price invoiced by such Affiliate or sublicensee for the subsequent resale to or use by the end customer, the Net Sales shall be determined on the gross amount invoiced by Licensee to such Affiliate or sublicensee, and not on the gross amount invoiced by such Affiliate or sublicensee to the end consumer.

1.19    Phase 1 Trial. The term “Phase 1 Trial” shall mean a human clinical trial conducted on a limited number of study subjects for the purpose of gaining evidence of the safety and tolerability of, and information regarding pharmacokinetics and potential pharmacological activity for, a product or compound, as described in 21 C.F.R. § 312.21(a) (including any such clinical study in any country other than the United States).

1.20    Phase 2 Trial. The term “Phase 2 Trial” shall mean a human clinical trial conducted on study subjects with the disease or condition being studied for the principal purpose of achieving a preliminary determination of efficacy or appropriate dosage ranges, as further described in 21 C.F.R. §312.21(b) (including any such clinical study in any country other than the United States).

1.21    Phase 3 Trial. The term “Phase 3 Trial” shall mean a pivotal clinical trial in humans performed to gain evidence with statistical significance of the efficacy of a product in a target population, and to obtain expanded evidence of safety for such product that is needed to evaluate the overall benefit-risk relationship of such product, to form the basis for the filing for approval of an NDA or BLA by a Regulatory Authority and to provide an adequate basis for physician labeling, as described in 21 C.F.R. § 312.21(c) or the corresponding regulation in jurisdictions other than the United States.

1.22    Regulatory Approval. The term “Regulatory Approval” shall mean any and all approvals (including pricing and reimbursement approvals), product and establishment licenses, registrations or authorizations of any kind of the FDA or its foreign equivalent necessary for the development, clinical testing, manufacture, quality testing, supply, use, storage, importation, export, transport, marketing and sale of a Licensed Product (or any component thereof) for use in the Field in any country or other jurisdiction.

*       Confidential Information, indicated by [***], has been omitted from this filing and filed separately with the Securities and Exchange Commission

1.23    Regulatory Authority. The term “Regulatory Authority” shall mean the governmental authority or agency having the administrative authority to regulate the marketing of human pharmaceutical products or biological therapeutic products, delivery systems and devices in a particular country or jurisdiction, including, without limitation, the FDA.

1.24    Royalty Report. The term “Royalty Report” is defined in Section 6.4.

1.25    Sublicense Revenues. The term “Sublicense Revenues” is defined in Section 4.1.

1.26    Valid Claim. The term “Valid Claim” shall mean a claim of an issued patent within the Patent Rights that has not lapsed, expired, been canceled, or become abandoned, and has not been held invalid by a court or other appropriate body of competent jurisdiction, unappealable or unappealed within the time allowed for appeal and which has not been admitted to be invalid or unenforceable through reissue or disclaimer or otherwise. The term Valid Claim shall also include the claims of a pending patent application within the Patent Rights, but only to the extent that such claim has been pending [***].

2.        Grant of License.

2.1      Grant of License for Licensed Products. TSRI hereby grants to Licensee and its Affiliates, subject to the terms and conditions of this Agreement, including, without limitation, Sections 2.6 and 2.7, an exclusive, worldwide license under TSRI’s interest in the Licensed Patent Rights to develop, make and have made, to use and have used, to import and have imported, and to offer to sell, to sell and have sold Licensed Products in the Field.

2.2      Grant of License for Licensed Processes. TSRI hereby grants to Licensee and its Affiliates, subject to the terms and conditions of this Agreement, including, without limitation, Sections 2.6 and 2.7, an exclusive, worldwide license under TSRI’s interest in the Licensed Patent Rights to develop, make and have made, to use and have used, to import and have imported, and to offer to sell, to sell and have sold Licensed Processes in the Field.

*       Confidential Information, indicated by [***], has been omitted from this filing and filed separately with the Securities and Exchange Commission

2.3      Grant of License for Licensed Services. TSRI hereby grants to Licensee and its Affiliates, subject to the terms and conditions of this Agreement, including, without limitation, Sections 2.6 and 2.7, an exclusive, worldwide license under TSRI’s interest in the Licensed Patent Rights to develop, make and have made, to use and have used, to import and have imported, and to offer to sell, to sell and have sold Licensed Services in the Field.

2.4      Sublicensing. Licensee and its Affiliates shall have the right to grant sublicenses to any third party with respect to the licenses granted to Licensee under this Agreement, provided, however, that any such sublicense shall be subject in all respects to the provisions contained in this Agreement. Sublicensees shall not further sublicense without TSRI prior written consent, which consent cannot unreasonably be withheld. Licensee shall forward to TSRI a copy of any and all fully executed sublicense agreements within thirty (30) days following execution.

2.5      No Other License. This Agreement confers no license or rights by implication, estoppel or otherwise under any patent applications or patents of TSRI, other than Licensed Patent Rights, regardless of whether such patents are dominant or subordinate to Licensed Patent Rights.

2.6      Governmental Interest. Licensee and TSRI acknowledge that TSRI has received, and expects to continue to receive, funding from the United States Government in support of TSRI’s research activities. Licensee and TSRI acknowledge and agree that their respective rights and obligations pursuant to this Agreement shall be subject to the rights of the United States Government, existing and as amended, which may arise or result from TSRI’s receipt of research support from the United States Government, including, but not limited to, 37 CFR 401, the NIH Grants Policy Statement and the NIH Guidelines for Obtaining and Disseminating Biomedical Research Resources.

2.7      Reservation of Rights. TSRI reserves the right to use for any non-commercial research or educational purposes any Licensed Patent Rights licensed hereunder, without TSRI being obligated to pay Licensee any royalties or other compensation. In addition, TSRI reserves the right to grant non-exclusive, non-commercial research and educational use licenses to other nonprofit or academic institutions to use any Licensed Patent Rights licensed hereunder, without the other nonprofit entity being obligated to pay Licensee any royalties or other compensation, provided, however, that TSRI shall use reasonable efforts to provide Licensee with a list of such non-exclusive research and educational licenses within sixty (60) days of written request by Licensee (but no more frequently than quarterly).

3.        Royalties.

3.1      Running Royalties

*       Confidential Information, indicated by [***], has been omitted from this filing and filed separately with the Securities and Exchange Commission

(a)       Running Royalties for Licensed Products. Licensee agrees to pay and shall pay to TSRI a running royalty on a country by country basis in the amount [***] on annual Net Sales less than $[***], [***] on annual Net Sales between $[***] and $[***] and [***] on annual Net Sales above $[***], in each case of Licensed Products made by Licensee, sublicensees and its Affiliates.

(b)       Royalty Increase for Licensed Products. Notwithstanding Section 3.1(a), in the event Licensee directly or indirectly alleges in any formal legal or administrative action or proceeding that (i) any of the Licensed Patent Rights are invalid or unenforceable, or (ii) no royalties, Sublicense Payments, milestone payments, patent costs or other monies are due or required to be paid to TSRI under this Agreement because the applicable Licensed Patent Rights are invalid or unenforceable (collectively “Challenges”), the royalty rate specified in Section 3.1 (a) shall increase by [***] during and after the pendency of such Challenges from the date Licensee first institutes or makes such Challenges.

(c)       Running Royalties for Licensed Processes. Licensee agrees to pay and shall pay to TSRI a running royalty on a country by country basis in the amount [***] of Net Sales of products made using a Licensed Process.

(d)       Royalty Increase for Licensed Processes. Notwithstanding Section 3.1 (c), in the event Licensee directly institutes or makes any Challenges, the royalty rate specified in Section 3.1 (c) shall be increased by [***] during and after the pendency of such Challenges from the date Licensee first institutes or makes such Challenges.

(e)       Running Royalties for Licensed Services. Licensee agrees to pay and shall pay to TSRI [***] of any and all Net Sales of Licensed Services.

(f)         Royalty Increase for Licensed Services. Notwithstanding Section 3.1 (e), in the event Licensee directly institutes or makes any Challenges, the royalty rate specified in Section 3.1 (e) shall be increased by [***] during and after the pendency of such Challenges from the date Licensee first institutes or makes such Challenges.

3.2      Multiple Royalties. No multiple royalties shall be due because any Licensed Product, Licensed Service or Licensed Process is covered by more than one of the Licensed Patent Rights. In such case, Licensee shall pay the highest applicable royalty actually owed to TSRI for such Licensed Patent Rights.

3.3      Arms-Length Transactions. On sales of Licensed Products, Licensed Services and Licensed Processes, which are made in other than an arm’s-length transaction, the value of the Net Sales attributed under Section 3.1 to such a transaction shall be that which would have been received in an arm’s-length transaction, based on sales of like quality and quantity products on or about the time of such transaction.

*       Confidential Information, indicated by [***], has been omitted from this filing and filed separately with the Securities and Exchange Commission

3.4      [***]

3.5      [***]

4.        Non-royalty Revenues.

4.1      Sublicense Payments.

(a)       Any and all revenues, other consideration, equity interests and other property received by Licensee in consideration for granting a sublicense hereunder, other than (i) royalties, (ii) payments for the milestones set forth in Section 4.2, (iii) funding or reimbursement for specific research and development expenses as specified in such sublicense and incurred after the effective date of such sublicense, and (iv) amounts received in consideration for the issuance and sale of equity securities or debt of the Company, except to the extent such amounts exceed the fair market value of such equity or debt securities as determined in good faith by the Licensee’s Board of Directors (collectively “Sublicense Revenues”) shall be reported to TSRI by Licensee within thirty (30) days of receipt by Licensee.

(b)       Licensee shall pay to TSRI a non-creditable, non-refundable percentage of these Sublicense Revenues according to the following schedule (‘‘Sublicense Payments”):

Time of Sublicense Grant	Percentage

Prior to the dosing of first patient in a Phase 2 Trial	[***]
From dosing of first patient in a Phase 2 Trial and beyond	[***]

4.2      Product Development Milestones. Licensee agrees to pay and shall pay to TSRI the following non-creditable, non-refundable product development milestones within thirty (30) days after the first Licensed Product has reached the milestone set forth below (or its equivalent), in the first Major Market Country in which such milestone is reached, as follows:

*       Confidential Information, indicated by [***], has been omitted from this filing and filed separately with the Securities and Exchange Commission

Milestone	Payment

[***]	$[***]

[***]	$[***]

[***]	$[***]

[***]	$[***]

For the avoidance of doubt, Licensee shall pay each such milestone payment only once, regardless of how many times, and in how many Major Market Countries, Licensee reaches such milestone.

5.        Royalty and Revenue Payments.

5.1      Payment Terms. The amounts payable pursuant to Sections 3 and 4 shall be paid by Licensee quarterly, within sixty (60) days after the end of the calendar quarter in which such payment obligation accrued.

5.2      Combination Products and Other Licenses. Licensee may adjust the payment obligations to TSRI by one (but not both) of the following means:

(a)       If a Licensed Product is sold in combination with another active ingredient, or needs to be modified or delivered using products acquired from a third party, which other active ingredients or products if sold alone would not be subject to a royalty payment hereunder, then Net Sales from such combination sales, for purposes of calculating the amounts due under Section 3 hereof, shall be calculated by multiplying the net selling price of the combination product by the fraction A/(A+B), where A is the gross selling price, during the royalty period in question, of the Licensed Product sold separately, and B is the gross selling price, during the royalty period in question, of the other ingredients and/or products sold separately. If the additional ingredients and/or products are not sold separately during that royalty period, then Net Sales for purposes of determining royalty payments shall be calculated by multiplying the net selling price of the combination product by the fraction C/(C+D), where C is the fair market value of the Licensed Product and D is the fair market value of such ingredients and/or products, or

(b)       If, in any royalty period, Licensee or any of its Affiliates or sublicensees, in order to exploit the licenses granted under Section 2 of this Agreement in any country, is required to make royalty payments to one or more third parties (“Third Party Payments”) to make, use, sell and/or import a Licensed Product, Licensed Process or Licensed Service, and the aggregate royalty payments to TSRI and such third party exceeds [***], then

*       Confidential Information, indicated by [***], has been omitted from this filing and filed separately with the Securities and Exchange Commission

Licensee shall have the right to reduce the royalties otherwise due to Licensor pursuant to Section 3 hereof for such Licensed Product, Licensed Process or Licensed Service by [***] of such Third Party Payments, provided, however, that if the agreement between Licensee and such third party does not allow Licensee to offset against Licensee’s royalty obligation to such third party a portion of the royalty payments made to TSRI hereunder, then the Third Party Payment to such third party will not count towards such [***] threshold. Notwithstanding the foregoing, the reductions pursuant to this Section 5.2(b) shall in no event reduce the royalty for such Licensed Product, Licensed Process or Licensed Service in any country to less than [***] of the royalties Licensor would have been entitled to pursuant to Section 3 hereof, but for such Third Party Payment.

6.        Diligence; Commercial Development Plan; Reports.

6.1      Diligence. Licensee will exercise its commercially reasonable efforts and diligence in developing and commercializing Licensed Products, Licensed Processes and Licensed Services in each Major Market Country in accordance with its business, legal, medical and scientific judgment, and in obtaining Regulatory Approvals, as necessary, to market Licensed Products, Licensed Processes and Licensed Services, such commercially reasonable efforts and diligence to be in accordance with the efforts and resources Licensee would use for a pharmaceutical or diagnostic product or service owned by it or to which it has rights, which is of similar market potential at a similar stage in development as the applicable Licensed Product, Licensed Process or Licensed Service, taking into account the competitiveness of the marketplace, the proprietary position of the Licensed Product, Licensed Process or Licensed Service, the relative potential safety and efficacy, the regulatory requirements involved in its development, manufacture, commercialization and Regulatory Approval, the cost of goods and availability of capacity to manufacture, perform and/or supply the Licensed Products, Licensed Processes and/or Licensed Services and other relevant factors, including, without limitation, technical, legal, scientific or medical factors.

6.2      Commercial Development Plan. Prior to signing this Agreement, Licensee has provided to TSRI the Commercial Development Plan attached hereto as Exhibit B, under which Licensee intends to bring the subject matter of the Licensed Patent Rights to the point of commercial use. This Commercial Development Plan is hereby incorporated by reference into this Agreement. Based on this Commercial Development Plan, performance Benchmarks will be determined as specified in Exhibit C.

6.3      Progress Reports on Commercial Development Plan and Benchmarks. Licensee shall provide to TSRI a copy of Licensee’s written annual reports on Licensee’s product development progress and efforts to commercialize under the Commercial Development Plan

*       Confidential Information, indicated by [***], has been omitted from this filing and filed separately with the Securities and Exchange Commission within thirty (30) days after June 30 of each calendar year. These progress reports shall include progress on research and development, status of applications for regulatory approvals, as well as plans for the present calendar year. TSRI also encourages these reports to include information on any of Licensee’s public service activities that relate to the Licensed Patent Rights. If reported progress differs materially from that projected in the Commercial Development Plan and Benchmarks, Licensee shall explain the reasons for such differences. In any such annual report, Licensee may propose amendments to the Commercial Development Plan, the acceptance of which by TSRI may not be denied unreasonably. Licensee agrees to provide any additional information reasonably required by TSRI to evaluate Licensee’s performance under this Agreement, subject to Licensee’s obligations of confidentiality to third parties. Licensee may amend the Benchmarks at any time upon written consent by TSRI, which consent cannot unreasonably be withheld. TSRI shall not unreasonably withhold approval of any request of Licensee to extend the time periods of this schedule if such request is supported by a reasonable showing by Licensee of diligence in its performance under the Commercial Development Plan and toward bringing the Licensed Products to the point of commercial use.

At any time after [***] from the Effective Date of this Agreement, TSRI may terminate this Agreement if the progress reports furnished by Licensee do not demonstrate, as determined in good faith by TSRI, that Licensee is engaged in research, development, manufacturing, marketing or sublicensing activities reasonably appropriate to put the licensed subject matter into commercial use in the country or countries hereby licensed, directly or through a sublicense, and to keep the licensed subject matter reasonably available to the public, taking into consideration scientific and/or development progress, regulatory requirements, relevant market factors and the size and financial resources of Licensee. Achievement of the Benchmarks specified in Exhibit C shall be considered fulfillment of Licensee’s obligations hereunder. In the event TSRI determines that Licensee has not met its obligations under this Section 6.3, TSRI and Licensee shall meet and in good faith discuss the steps necessary to be undertaken by Licensee to satisfy TSRI’s diligence requirements, and a timeline therefor. In addition, Licensee shall report to TSRI the dates for achieving Benchmarks specified in Exhibit C and Licensee’s first achievement of the milestones set forth in Section 4.1 hereof, and the First Commercial Sale of a Licensed Product in each country, in each case within thirty (30) days following such occurrences. All reports provided to TSRI under this Section 6.3 shall constitute Confidential Information of Licensee, except that TSRI may disclose any Confidential Information contained in such reports to the U.S. government, consistent with its government reporting obligations; provided, however, that such disclosures shall be limited to the information minimally required for TSRI to comply with such reporting obligations.

6.4      Reports on Revenues and Payments. Licensee shall submit to TSRI, no later than sixty (60) days after the end of each calendar quarter, a royalty report (the “Royalty Report”) setting forth for such quarter at least the following information:

(a)       the number of Licensed Products sold by Licensee and its sublicensees;

*       Confidential Information, indicated by [***], has been omitted from this filing and filed separately with the Securities and Exchange Commission

(b)       the gross amounts due or charged for such Licensed Products;

(c)       the gross amounts due or charged for all Licensed Processes used or sold by Licensee and its sublicensees;

(d)       the gross amounts due or charged for all Licensed Services performed by Licensee and its sublicensees;

(e)       deductions applicable to determine the Net Sales of Licensed Products, Licensed Processes and Licensed Services pursuant to Section 1.14;

(f)       the amount of Sublicense Revenues received by Licensee; and

(g)       the amount of royalty due pursuant to Section 3 hereof, or if no royalties are due to TSRI for any reporting period, the statement that no royalties are due and a detailed explanation why they are not due for that quarterly period.

Such Royalty Report shall be certified as correct in all material respects by an officer of Licensee and shall include a detailed listing of all deductions from royalties. Such Royalty Report shall constitute Confidential Information of Licensee.

6.5      Royalty Payments. Licensee agrees to pay and shall pay to TSRI with each Royalty Report the amount of royalty due with respect to such quarter. If multiple technologies are covered by the license granted hereunder, Licensee shall specify which Licensed Patent Rights are utilized for each Licensed Product, Licensed Process and/or Licensed Service included in the Royalty Report. All payments due hereunder shall be deemed received when funds are transferred to TSRI’s bank account (which bank account shall be designated in writing to Licensee), and shall be payable by check or wire transfer in United States Dollars.

6.6      Foreign Sales. The remittance of royalties payable on sales outside the United States shall be payable to TSRI in United States Dollar equivalents at the official rate of exchange of the currency of the country from which the royalties are payable, as quoted in the Wall Street Journal for the last business day of the calendar quarter in which the royalties are payable. If the transfer of or the conversion into the United States Dollar equivalents of any such remittance in any such instance is not lawful or possible, the payment of such part of the royalties as is necessary shall be made by the deposit thereof, in the currency of the country where the sale was made on which the royalty was based to the credit and account of TSRI or its nominee in any commercial bank or trust company of TSRI’s choice located in that country, prompt written notice of which shall be given by Licensee to TSRI.

*       Confidential Information, indicated by [***], has been omitted from this filing and filed separately with the Securities and Exchange Commission

6.7      Foreign Taxes. Any tax required to be withheld by Licensee under the laws of any foreign country for any royalties or other amounts due hereunder or for the accounts of TSRI shall be promptly paid by Licensee for and on behalf of TSRI to the appropriate governmental authority, and Licensee shall furnish TSRI with proof of payment of such tax together with official or other appropriate evidence issued by the applicable government authority. Any such tax actually paid on TSRI’s behalf shall be deducted from royalty payments due TSRI.

7.        Record Keeping.

7.1      Record Keeping and Audits. Licensee shall keep, and shall require its Affiliates and sublicensees to keep, accurate records (together with supporting documentation) of Licensed Products, Licensed Services and/or Licensed Processes sold under this Agreement, appropriate to determine the amount of royalties, Sublicense Payments, milestone payments and other monies due to TSRI hereunder. Such records shall be retained for at least three (3) years following the end of the reporting period to which such records pertain. They shall be available with ten (10) days prior written notice during normal business hours for examination and copying by an accountant selected by TSRI, for the purpose of verifying Licensee’s reports and payments hereunder and its compliance with this Agreement. In conducting examinations pursuant to this Section 7, TSRI’s accountant shall have access to, and may disclose to TSRI, all records which such accountant reasonably believes to be relevant to the calculation of payments under Section 3, non-royalty revenues under Section 4 and Licensee’s compliance with its payment obligations under this Agreement. Except as set forth above, TSRI’s accountant shall not disclose to TSRI any information other than information relating to the accuracy of reports and payments made hereunder and to Licensee’s compliance with its payment obligations under this Agreement. Such examination by TSRI’s accountant shall be at TSRI’s expense, except as set forth in Section 7.2 hereof.

7.2      Underpayments. In the event the examination described in Section 7.1 reveals an underreporting or underpayment, TSRI shall submit to Licensee a written notice of such discrepancy, which notice shall be accompanied by a written report prepared by TSRI’s accountant setting forth, in reasonable detail, the basis of the alleged underreporting or underpayment. If Licensee does not notify TSRI that Licensee disputes the findings set forth in such report within thirty (30) days after receipt thereof, Licensee shall pay to TSRI the full amount of the underpayment in question at the end of such thirty (30) day period. If the underreporting or underpayment exceeds [***] for any twelve (12) month period, and Licensee does not dispute the result of such examination, or such examination or the discrepancy in excess of [***] is found to be correct following the dispute resolution procedure set forth in Section 7.3 hereof, then Licensee shall pay TSRI’s costs of such examination (including, without limitation, TSRI’s reasonable (i) attorney’s fees, (ii) accountant’s fees and (iii) other costs) as well as any additional sum that would have been

*       Confidential Information, indicated by [***], has been omitted from this filing and filed separately with the Securities and Exchange Commission payable to TSRI had the Licensee reported correctly, plus interest on such sum at the rate of [***] per month.

7.3      Royalty Disputes. If Licensee disputes the findings set forth in the written report, it shall so notify TSRI in writing within thirty (30) days after the receipt of such report. Representatives of TSRI and Licensee shall meet and, in good faith, seek to resolve the dispute through negotiation; provided, however, that if such dispute is not resolved within thirty (30) days of Licensee notifying TSRI of such dispute, TSRI and Licensee shall promptly retain, at Licensee’s cost and expense, a mutually agreeable, regionally-recognized independent certified public accounting firm and the specific certified public accountant who has at least ten (10) years’ experience with auditing life science royalty and similar reports, which firm or accountant does not have a current business or other relationship with either party, to resolve such dispute. The determination of such accountant in regard to the accuracy of the payments made by Licensee to TSRI shall be final and binding upon the parties, shall not be subject to appeal or review by any court or governmental agency and shall be enforceable in the appropriate California courts. If such review reveals that Licensee has failed to pay to TSRI the full amount of a royalty payment due pursuant to this Agreement, Licensee shall pay the full amount of such discrepancy, plus interest on such amount at the rate of [***] per month, to TSRI within thirty (30) days of the date of the report of such accountants. If such review reveals that Licensee has overpaid TSRI any royalty amounts due pursuant to this Agreement, Licensee shall, on the Royalty Reports submitted to TSRI, claim such overpaid amounts as a credit against Licensee’s royalty obligations (if any) for the subsequent calendar quarter(s), and shall be entitled to reduce its royalty payments to TSRI accordingly until such time as the full amount of such overpayment has been credited to Licensee against royalty obligations otherwise due to TSRI hereunder.

8.        Patent Matters.

8.1      Patent Prosecution and Maintenance. From and after the date of this Agreement, the provisions of this Section 8 shall control the prosecution of any patent application and maintenance of any patent included within Licensed Patent Rights. Subject to the requirements, limitations and conditions set forth in this Agreement, TSRI shall select the patent attorney, subject to Licensee’s written approval, which approval shall not be unreasonably withheld. The parties agree that TSRI shall have the right, at its sole discretion, to utilize TSRI’s Office of Patent Counsel in addition to independent counsel for patent prosecution and maintenance described herein and the reasonable attorney’s fees and expenses associated with the work done by such Office of Patent Counsel and/or independent counsel shall be paid as set forth below. Licensee shall have full rights of consultation on all matters relating to the Licensed Patent Rights. TSRI shall implement all reasonable and timely requests made by Licensee with regard to the preparation, filing, prosecution and/or maintenance of the patent applications and/or patents within the Licensed Patent Rights, including, without

*       Confidential Information, indicated by [***], has been omitted from this filing and filed separately with the Securities and Exchange Commission limitation, requests relating to the jurisdictions in which TSRI shall prepare, file, prosecute and maintain patent applications and the type of patent application to file. As of the Effective Date, TSRI and Licensee shall continue to use the services of Cooley LLP for matters relating to the prosecution and maintenance of the Licensed Patent Rights.

8.2      Information to Licensee. TSRI shall keep Licensee timely and fully informed of the progress of all patent applications, patents and other submissions relating thereto and give Licensee and Licensee’s counsel reasonable opportunity to review and comment on the text of each patent application within Licensed Patent Rights and other submissions relating thereto before filing, including, but not limited to, the type and the scope of the useful claims and the nature of supporting disclosures. TSRI shall provide Licensee with a copy of such patent application as filed, together with notice of its filing date and serial number, and each such submission. TSRI shall provide Licensee with copies of all patent applications, amendments, related correspondence and other relevant documentation relating to such prosecution. [***]

8.3      Patent Costs. Licensee acknowledges and agrees that the license granted hereunder is in partial consideration for Licensee’s assumption of patent costs and expenses as described herein. Licensee agrees to pay and shall pay for all reasonable expenses referenced in Section 8.1 hereof for work performed by TSRI’s Office of Patent Counsel and its independent counsel. In addition, Licensee agrees to reimburse and shall reimburse TSRI for all reasonable patent costs and expenses previously paid or associated with Licensed Patent Rights. Licensee agrees to pay and shall pay all such reasonable expenses within thirty (30) days after Licensee receives an itemized invoice therefor. Failure of Licensee to pay patent costs and expenses as set forth in this Section 8.3 shall immediately relieve TSRI from its obligation to incur further patent costs and expenses or to continue to prosecute the patent applications; provided, however, that TSRI’s obligation to incur patent costs and expenses and to prosecute the patent applications shall, to the extent possible, be immediately restored upon Licensee’s payment of such patent costs and expenses. Licensee may elect with a minimum of ninety (90) days prior written notice to TSRI, to discontinue payment for the filing, prosecution and/or maintenance of any patent application and/or patent within Licensed Patent Rights in those jurisdictions specified in such written notice. Licensee shall remain liable for all patent prosecution and maintenance costs of such patents or patent applications incurred prior to the date of notice of election and for a ninety (90) day period following date of such notice. Any such patent application or patent so elected shall, for the jurisdictions specified in the written notice, immediately be excluded from the definition of Licensed Patent Rights and from the scope of the licenses granted under this Agreement, and all rights relating thereto shall revert to TSRI and may be freely licensed by TSRI.

*       Confidential Information, indicated by [***], has been omitted from this filing and filed separately with the Securities and Exchange Commission

8.4      Ownership. The patent applications filed and the patents obtained by TSRI pursuant to Section 8.1 hereof shall be owned solely by TSRI, assigned solely to TSRI and deemed a part of Licensed Patent Rights. For the avoidance of doubt, the foregoing shall not apply to patent applications and patents within the Licensed Patent Rights that are jointly owned by TSRI and Licensee.

8.5      Prosecution and Maintenance of Patents after Termination. If at any time during the term of this Agreement, Licensee’s rights under this Agreement with respect to Licensed Patent Rights owned solely by TSRI are terminated, TSRI shall have the right to take whatever action TSRI deems appropriate to obtain or maintain the corresponding patent protection. If TSRI pursues patents under this Section 8.5, Licensee agrees to provide reasonable cooperation, including by providing, at TSRI’s cost and expenses, all appropriate technical data and executing all necessary legal documents.

8.6      Infringement Actions.

(a)       Licensee and TSRI shall each inform the other party promptly in writing of any alleged infringement by a third party of the Licensed Patent Rights covering Licensed Products, Licensed Services and/or Licensed Processes, which comes to their attention and of any available evidence thereof.

(b)       During the term of this Agreement, the parties shall consult with each other regarding the infringement of any patent within the Licensed Patent Rights. During or following such consultation, Licensee shall have the first and sole right and obligation (except as provided below) to take steps to abate the infringement and/or to institute, prosecute and control, at its own expense, any action or proceeding with respect to any infringement of such patent by a third party and, in furtherance of such right, TSRI hereby agrees that Licensee may include and join TSRI as a party plaintiff in any such suit, without expense to TSRI; provided, however, that if Licensee determines, and provides TSRI with its reasons, that such action against an infringer would be commercially unreasonable, as determined in good faith by Licensee’s Board of Directors, then Licensee shall not have the obligation to take any such action or institute any such proceeding. In this regard, Licensee shall be entitled to use its reasonable commercial discretion in determining (a) whether to contact and/or institute any action or proceeding against an alleged third party infringer; (b) the timing of any contact with an alleged third party infringer and/or action or proceeding to be instituted against an alleged third party infringer; (c) the location of any action or proceeding to be instituted against an alleged third party infringer; and (d) should there be more than one alleged third party infringer, which alleged infringer to contact regarding its alleged infringement or against whom any action or proceeding is to be brought, it being further understood and agreed that, during such time as Licensee is pursuing any action or proceeding against one alleged third party infringer, Licensee shall have no obligation to contact and/or pursue additional alleged infringers.

*       Confidential Information, indicated by [***], has been omitted from this filing and filed separately with the Securities and Exchange Commission

(c)       If, in the case of a third party infringement for which Licensee decides not to pursue an action and provides TSRI its reasons why such action is commercially unreasonable, TSRI disagrees with Licensee’s assessment that such actions are commercially unreasonable, and TSRI desires to pursue an action to prevent such infringement, then TSRI may initiate an arbitration as provided in Section 15.8 below for a determination of whether Licensee’s position is correct that it is commercially unreasonable to take action against such infringer. In the event such arbitrator finds that Licensee’s reasons for not pursuing an action are legitimate (i.e., that an action would be commercially unreasonable), then Licensee shall have no further obligation with respect thereto and TSRI shall have no right to pursue the infringement action. In the event such arbitrator finds that Licensee’s reasons are insufficient and that an action would be commercially reasonable, then Licensee or its sublicensee, at Licensee’s option, may pursue an action against such third party infringer. In the event that Licensee or its sublicensee does not pursue such action, then TSRI shall have the right to pursue the infringement action against such third party infringer, in which case TSRI shall indemnify, defend and hold Licensee harmless from any costs, expenses or liability with respect to all such actions undertaken by TSRI. In the event that TSRI does take action against such third party infringer, then Licensee will pay up to [***] of TSRI’s litigation expenses, including reasonable attorney’s fees. In the event that TSRI recovers money as a result of a judgment or settlement in such action, Licensee shall receive [***] of such judgment or settlement, after reimbursement to TSRI and Licensee of the litigation expenses incurred by each party. Alternatively, at Licensee’s option, Licensee may, upon written notice to TSRI, terminate its license to the patents within Licensed Patent Rights that are the subject of such action, in the jurisdictions where Licensee fails to pursue such action, in which case Licensee shall not have an obligation to pay for TSRI’s litigation expenses in those jurisdictions. If TSRI takes no action against such third party infringer, then Licensee will have no obligation to TSRI.

(d)       In the event that Licensee determines to bring suit against an alleged third party infringer, any recovery of damages shall be distributed pursuant to Section 8.6 (e) below. In the event such infringement adversely affects the scope or validity of the Licensed Patent Rights, no settlement, consent judgment or other voluntary disposition of any such suit may be entered into without the consent of TSRI, which consent shall not be unreasonably withheld or delayed. TSRI shall have fifteen (15) days from the date of Licensee’s written notice to TSRI either to consent or object in writing, stating in reasonable detail the reasons for withholding consent. No response within such period shall be deemed to constitute TSRI’s consent. Licensee shall indemnify TSRI against any order for costs that may be made against TSRI as a result of any action or inaction by Licensee in such proceedings. Notwithstanding the foregoing, TSRI may elect at its option to participate in the prosecution of any such infringement action through counsel of its own choice at its own expense.

(e)       In the event Licensee shall undertake the enforcement of the Licensed Patent Rights covering the Licensed Products, Licensed Services or Licensed Processes, any recovery of damages by Licensee as a result of a judgment or settlement in such action, shall first be applied in satisfaction of any litigation expenses of Licensee and TSRI relating to such suit and TSRI shall receive [***] of the balance remaining from any such recovery.

*       Confidential Information, indicated by [***], has been omitted from this filing and filed separately with the Securities and Exchange Commission

(f)         In any infringement suit which either party may institute to enforce the Licensed Patent Rights pursuant to this Agreement, or in a suit for patent infringement, which is brought by a third party against TSRI or Licensee, which either party or both parties are required or elect to defend, the other party hereto shall, at the request and the expense of the party initiating or defending such suit, cooperate in all reasonable respects and, to the extent reasonably possible, have its employees testify when requested and make available relevant records, papers, information, samples, specimens and the like.

(g)         Licensee shall have the sole right, subject to the terms and conditions hereof, to sublicense to any alleged infringer its rights within the Licensed Patent Rights to make, have made, use, sell, offer to sell and/or import Licensed Products, Licensed Services or Licensed Processes. Any upfront fees paid to Licensee in consideration for the sublicense granted as part of a settlement of the infringement action shall be applied first in satisfaction of any expenses and legal fees of Licensee relating to such suit and the balance remaining from any such recovery distributed as set forth in Section 4.1 above as it relates to Sublicense Revenues. Any other consideration (including, without limitation, actual and statutory damages) paid to Licensee shall be apportioned in accordance with Section 8.6(e) hereof.

(h)         Licensee shall defend any suit in a Major Market Country against Licensee or sublicensees, which suit alleges infringement of any third party patent right due to the development and/or commercialization of Licensed Products, Licensed Services or Licensed Processes by Licensee, unless otherwise agreed to between TSRI and Licensee. Licensee shall notify TSRI if Licensee has a good faith belief that the defense of such suit will have no reasonable likelihood of success, and if TSRI disagrees with such assessment, TSRI and Licensee shall retain, at Licensee’s expense, an independent attorney with at least ten (10) years of experience in litigating patent disputes relating to biological therapeutics to determine whether the defense of such suit will have no reasonable likelihood of success. Licensee shall not have to defend such suit pursuant to this Section 8.6(h) if the independent patent attorney finds that the defense of such suit will have no reasonable likelihood of success. If the alleged infringement results from the exercise of Licensed Patent Rights and not solely from the exercise of any other patent rights owned or controlled by Licensee, then this Section 8.6(h) shall apply. Licensee shall promptly notify TSRI, and TSRI and Licensee shall confer with each other and cooperate during the defense of any such action. If Licensee finds it necessary or desirable for TSRI to become a party to such action, TSRI shall execute all papers or perform such other acts as may reasonably be required by Licensee. Licensee shall bear the costs and expenses associated with any such suit or action. TSRI shall be entitled to, at its expense, participate in and have counsel selected by it participate in any such action. In no event shall TSRI have any out-of-pocket liability for costs of litigation or royalties, damages and/or settlement amounts due to any third party (except for costs of its own counsel as provided above). If the third party patent right is held not to be infringed, unenforceable or invalid, by a court or other tribunal from which no appeal can be or is taken, any recovery of damages for such suit shall first be applied to reimburse any fees and litigation expenses of the parties hereto, and Licensee shall be entitled to keep the balance remaining from any such recovery.

*       Confidential Information, indicated by [***], has been omitted from this filing and filed separately with the Securities and Exchange Commission

9.        Indemnity and Insurance.

9.1        Indemnity. Licensee hereby agrees to indemnify, defend and hold harmless TSRI and any parent, subsidiary or other affiliated entity and their trustees, directors, officers, employees, scientists, agents, successors, assigns and other representatives (collectively, the “Indemnitees”) from and against all damages, claims, liabilities, losses and other expenses, including, without limitation, reasonable attorney’s fees, expert witness fees and costs, whether or not a lawsuit or other proceeding is filed (“Claim”), that arise out of or relate to (a) Licensee’s or any sublicensee’s use of any of the Licensed Patent Rights, (b) alleged defects or other problems with any of the Licensed Products, Licensed Services or Licensed Processes manufactured, sold, distributed or rendered by Licensee or any sublicensee, including, without limitation, any personal injuries, death or property damages related thereto, (c) any advertising or other promotion of the Licensed Products, Licensed Services or Licensed Processes by Licensee or any sublicensees, (d) any allegations that the Licensed Products, Licensed Services or Licensed Processes developed, manufactured, sold, distributed or rendered by Licensee or any sublicensee and/or any trademarks, service marks, logos, symbols, slogans or other materials used in connection with or to market Licensed Products, Licensed Services or Licensed Processes violate or infringe upon the trademarks, service marks, trade dress, trade names, copyrights, patents, works of authorship, inventorship rights, trade secrets, database rights, rights under unfair competition laws, rights of publicity, privacy or defamation, or any other intellectual or industrial property rights of any third party, (e) Licensee’s or any sublicensee’s failure to comply with any applicable laws, rules or regulations, (f) Licensee’s or any sublicensee’s transactions with third parties or the operation of their respective businesses, and/or (g) the grossly negligent or willful acts or omissions of Licensee or any sublicensee, provided, however, that Licensee’ s liability for damages under its indemnification obligation shall be reduced or apportioned to the extent such Claim are proximately caused by the grossly negligent or willful act or omission of TSRI or an Indemnitee. TSRI agrees to provide reasonable assistance of a technical nature, which Licensee may require in any litigation arising in accordance with the provisions of this Section 9.1, for which Licensee shall pay to TSRI a reasonable hourly rate of compensation. Licensee shall not enter into any settlement of such Claims that involve TSRI admitting any liability, paying any money or taking any action that would have an adverse effect on TSRI’s reputation or business without TSRI’s prior written consent. Notwithstanding the above, Indemnitees, at their expense, shall have the right to retain separate independent counsel to assist in defending any such Claims. In the event Licensee fails to promptly indemnify and defend such Claims and/or pay Indemnitees’ expenses as provided above, Indemnitees shall have the right to defend themselves, and in that case, Licensee shall reimburse Indemnitees for all of their reasonable attorney’s fees, costs and damages incurred in settling or defending such Claims within thirty (30) days following each of Indemnitees’ written requests. This indemnity shall be a direct payment obligation and not merely a reimbursement obligation of Licensee to Indemnitees.

*       Confidential Information, indicated by [***], has been omitted from this filing and filed separately with the Securities and Exchange Commission

9.2        Insurance. Licensee shall name TSRI and Indemnitees as “additional insureds” on any commercial general liability and product liability insurance policies maintained by Licensee, its Affiliates and sublicensees applicable to the Licensed Products, Licensed Processes and Licensed Services.

(a)        Beginning by the time there is a first use on a human (including clinical studies) with any Licensed Product, Licensed Process or Licensed Service, Licensee shall, at its sole cost and expense, procure and maintain commercial general liability insurance (including product liability coverage) in amounts not less than $[***] per incident and $[***] annual aggregate and naming the Indemnitees as additional insureds. During clinical trials involving any Licensed Product, Licensed Process or Licensed Service, Licensee shall, at its sole cost and expense, procure and maintain commercial general liability insurance in such equal or lesser amount as TSRI shall require, naming the Indemnitees as additional insureds. Such commercial general liability insurance shall provide broad form contractual liability coverage for all of Licensee’s obligations under this Agreement. If Licensee elects to self-insure all or part of the limits described above (including deductibles or retentions, which are in excess of $250,000 annual aggregate) such self-insurance program must be acceptable to TSRI, which consent cannot unreasonably be withheld. The insurance coverage amounts specified herein or the maintenance of such insurance policies shall not in any way limit Licensee’s indemnity or other liability under this Agreement.

(b)        In addition, Licensee, on behalf of itself and its insurance carriers, waives any and all claims and rights of recovery against TSRI and the Indemnitees, including, without limitation, all rights of subrogation, with respect to either party’s performance under this Agreement or for any loss of or damage to Licensee or its property or the property of others under its control. Licensee’s commercial general liability insurance policy shall also include a waiver of subrogation consistent with this paragraph in favor of TSRI and the Indemnitees. Licensee shall be responsible for obtaining such waiver of subrogation from its insurance carriers. Licensee’s insurance policies shall be primary and not contributory to any insurance carried by its sublicensees or by TSRI. Upon TSRI’s request, Licensee shall deliver to TSRI copies of insurance certificates or binders and such waiver of subrogation that complies with the requirements of this Section 9.

(c)        Licensee shall provide TSRI with written notice at least thirty (30) days prior to the cancellation, nonrenewal or material change, in each case by Licensee, in such insurance. If Licensee does not obtain replacement insurance providing comparable coverage (including, without limitation, self-insurance) within such thirty (30) day period, TSRI shall have the right to terminate this Agreement effective at the end of such thirty (30) day period without notice or any additional waiting periods.

(d)        Licensee shall maintain such commercial general liability insurance beyond the expiration or termination of this Agreement during (a) the period that any Licensed Product, Licensed Process or Licensed Service is being commercially distributed or sold by Licensee or by a sublicensee, Affiliate or agent of Licensee; and (b) a reasonable period after the period referred to in Section 9.2(a) above.

*       Confidential Information, indicated by [***], has been omitted from this filing and filed separately with the Securities and Exchange Commission

(e)        Pre-Challenge Requirements. In the event Licensee intends to institute a Challenge, Licensee will first provide written notice (the “Challenge Notice”) to TSRI thereof for the purpose of allowing the parties to reach an amicable resolution. Licensee will include with such Challenge Notice [***]. As soon as practical after delivery of the Challenge Notice, Licensee and TSRI shall meet and with reasonable diligence and in good faith attempt to negotiate a resolution to the issues underlying such Challenge. Licensee and TSRI shall use reasonable efforts to undertake such negotiations for a period of time not exceeding [***] after the delivery by Licensee of the Challenge Notice. Licensee and TSRI shall in good faith provide each other with sufficient information and documentation, subject to each party’s obligations of confidentiality to third parties, reasonably necessary to resolve such issues pursuant to this Section 9.2(e). If the parties fail to reach a mutually agreeable resolution within such [***] period, subject to provisions of this Agreement, Licensee may proceed with such Challenge. TSRI may not, for a period of [***] following the expiration of the [***] negotiation period, initiate the same or substantially similar proceeding that was the subject of the Challenge Notice with respect to the patent applications or patents within the Licensed Patent Right that were the subject of such Challenge Notice. Nothing herein shall prevent TSRI from engaging in (i) interactions with the US Patent and Trademark office, or its foreign equivalents, in the ordinary course of prosecuting and maintaining such patent applications and patents (including, without limitation, preparing, filing and prosecuting new patent applications), and (ii) proceedings or suits involving such patent applications or patents that were contemplated prior to the delivery of the Challenge Notice, as documented by written evidence; provided, however, that in the preparation or prosecution of any such proceeding or suit, TSRI cannot use or reference any information provided by Licensee to TSRI pursuant to this Section 9.2(e), except to the extent necessary to comply with TSRI’s disclosure obligations to the US Patent and Trademark office or its foreign equivalents.

10.        Limited Warranty.

10.1        Limited Warranty. TSRI hereby represents and warrants that it has full right and power to enter into this Agreement and to perform its obligations hereunder, that it has the right to grant the licenses hereunder, and that this Agreement does not conflict with any other agreement to which TSRI is a party or by which TSRI may be bound. TSRI MAKES NO OTHER WARRANTIES CONCERNING LICENSED PATENT RIGHTS OR ANY OTHER MATTER WHATSOEVER, INCLUDING, WITHOUT LIMITATION, ANY EXPRESS OR IMPLIED WARRANTIES OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, NON-INFRINGEMENT OF THIRD PARTY RIGHTS OR ARISING OUT OF COURSE OF CONDUCT OR TRADE CUSTOM OR USAGE, AND TSRI DISCLAIMS ALL SUCH EXPRESS OR IMPLIED WARRANTIES. TSRI MAKES NO WARRANTY OR REPRESENTATION AS TO THE VALIDITY OR SCOPE OF LICENSED PATENT RIGHTS, OR THAT ANY LICENSED PRODUCT, LICENSED PROCESS OR LICENSED SERVICE WILL BE FREE FROM AN INFRINGEMENT ON PATENTS OR OTHER INTELLECTUAL PROPERTY RIGHTS OF

*       Confidential Information, indicated by [***], has been omitted from this filing and filed separately with the Securities and Exchange Commission

THIRD PARTIES, OR THAT ANY THIRD PARTIES ARE IN ANY WAY INFRINGING UPON ANY LICENSED PATENT RIGHTS COVERED BY THIS AGREEMENT. FURTHER, TSRI HAS MADE NO INVESTIGATION AND MAKES NO REPRESENTATION THAT THE LICENSED PATENT RIGHTS ARE SUITABLE FOR LICENSEE’S PURPOSES.

10.2        Limitation on Damages. EXCEPT FOR LICENSEE’S INDEMNITY OBLIGATIONS UNDER SECTION 9.1, IN NO EVENT SHALL EITHER PARTY BE LIABLE FOR ANY INDIRECT, SPECIAL, INCIDENTAL, EXEMPLARY, PUNITIVE OR CONSEQUENTIAL DAMAGES (INCLUDING, WITHOUT LIMITATION, DAMAGES FOR LOSS OF PROFITS OR EXPECTED SAVINGS OR OTHER ECONOMIC LOSSES, OR FOR INJURY TO PERSONS OR PROPERTY) ARISING OUT OF OR IN CONNECTION WITH THIS AGREEMENT OR ITS SUBJECT MATTER. TSRI’S AGGREGATE LIABILITY, IF ANY, FOR ALL DAMAGES OF ANY KIND RELATING TO THIS AGREEMENT OR ITS SUBJECT MATTER SHALL NOT EXCEED THE AMOUNT PAID BY LICENSEE TO TSRI UNDER THIS AGREEMENT. THE FOREGOING EXCLUSIONS AND LIMITATIONS SHALL APPLY TO ALL CLAIMS AND ACTIONS OF ANY KIND AND ON ANY THEORY OF LIABILITY, WHETHER BASED ON CONTRACT, TORT (INCLUDING, BUT NOT LIMITED TO NEGLIGENCE OR STRICT LIABILITY), OR ANY OTHER GROUNDS, AND REGARDLESS OF WHETHER SUCH PARTY HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES, AND NOTWITHSTANDING ANY FAILURE OF ESSENTIAL PURPOSE OF ANY LIMITED REMEDY. THE PARTIES FURTHER AGREE THAT EACH WARRANTY DISCLAIMER, EXCLUSION OF DAMAGES OR OTHER LIMITATION OF LIABILITY HEREIN IS INTENDED TO BE SEVERABLE AND INDEPENDENT OF THE OTHER PROVISIONS SINCE THEY EACH REPRESENT SEPARATE ELEMENTS OF RISK ALLOCATION BETWEEN THE PARTIES.

11.        Confidentiality and Publication.

11.1        Treatment of Confidential Information. The parties agree that during the term of this Agreement, and for a period of five (5) years after this Agreement terminates, a party receiving Confidential Information of the other party will (a) maintain in confidence such Confidential Information to the same extent such party maintains its own proprietary information, provided that such standard shall be not less than reasonable care; (b) not disclose such Confidential Information to any third party without the prior written consent of the other party; and (c) not use such Confidential Information for any purpose, except those permitted by this Agreement.

*       Confidential Information, indicated by [***], has been omitted from this filing and filed separately with the Securities and Exchange Commission

11.2        Publications. Licensee acknowledges that it is the general policy of TSRI to publish research results in technical or scientific journals. Licensee agrees that, subject to this Section 11, TSRI shall have a right to publish in accordance with its general policy. For the avoidance of doubt, this Section 11.2 applies only to the Technology subject to this Agreement, and nothing herein is intended to limit TSRI’s obligations with respect to other information, results and data generated by TSRI and its employees or agents under the Research Agreement.

11.3        Publicity. Except as otherwise provided herein, each party agrees not to disclose any terms of this Agreement to any third party, without the prior written consent of the other party, except (i) as required by securities or other applicable laws and regulations, (ii) to existing and prospective investors, (iii) to existing or potential business partners or acquirers, (iv) to agencies of the government or private foundations for purposes of obtaining grants or other funding or providing reports to such agencies or foundations, and (v) to accountants, attorneys and other professional advisors of such party, provided that except for subclause (i), (ii) and (iii) above, such third parties have signed written confidentiality agreements at least as restrictive as the confidentiality obligations herein, or such third parties are under a duty of confidentiality, before any such disclosures, and, with respect to subclause (i) above, the disclosing party uses reasonable efforts to seek confidential treatment for the disclosure of any terms of this Agreement that the disclosing party reasonably believes are likely to cause substantial competitive harm to the parties if disclosed. Scientific publications published in accordance with Section 11.2 of this Agreement shall not be construed as publicity governed by this Section 11.3.

12.        Term and Termination.

12.1        Term. Unless terminated sooner in accordance with the terms set forth herein, this Agreement, and the licenses granted hereunder, shall terminate as provided in Section 3.4 hereof.

12.2        Termination Upon Mutual Agreement. This Agreement may be terminated by mutual written agreement of the parties.

12.3        Termination by TSRI. TSRI may terminate this Agreement as follows:

(a)        If Licensee does not make a payment due hereunder and fails to cure such non-payment (including the payment of interest in accordance with Section 15.2) within thirty (30) days after the delivery to Licensee of a written notice of such non-payment by TSRI;

*       Confidential Information, indicated by [***], has been omitted from this filing and filed separately with the Securities and Exchange Commission

(b)        If Licensee defaults in its indemnification and insurance obligations under Section 9 and fails to cure such default within thirty (30) days after delivery to Licensee of a written notice of such default by TSRI;

(c)        If, at any time after [***] from the date of this Agreement, TSRI determines in good faith that the Agreement should be terminated pursuant to Section 6.3;

(d)        If Licensee becomes insolvent, makes an assignment for the benefit of creditors, or has a petition in bankruptcy filed for or against it which petition is not challenged or dismissed with prejudice within ninety (90) days after filing, then such termination shall be effective immediately upon TSRI giving written notice to Licensee;

(e)        If an examination by TSRI’s accountant pursuant to Section 7 shows an underreporting or underpayment by Licensee in excess of [***] in any calendar year, and a subsequent audit shows a similar under reporting of underpayment by Licensee in excess of [***] in any subsequent calendar year, in each case if either Licensee does not dispute the result of such examinations or such examinations are determined to be accurate in accordance with Section 7.3 hereof;

(f)        If Licensee is convicted of a felony relating to the manufacture, use or sale of Licensed Products, Licensed Services or Licensed Processes, which conviction is upheld after final appeal;

(g)        If Licensee institutes or makes any Challenges, then TSRI has the right to immediately terminate this Agreement without any liability and without any opportunity to cure by Licensee upon written notice to Licensee; or

(h)        Except as provided in subparagraphs (a)—(e) above, if Licensee defaults in the performance of any material obligation under this Agreement and the default has not been remedied within sixty (60) days after the delivery to Licensee of a written notice of such default by TSRI.

12.4        Termination by Licensee. Licensee may terminate this Agreement in its entirety, or on a jurisdiction-by-jurisdiction and patent-by-patent basis, by giving ninety (90) days advance written notice of termination to TSRI.

12.5        Rights Upon Expiration. Neither party shall have any further rights or obligations upon the expiration of this Agreement upon its regularly scheduled expiration date other than the obligation of Licensee to make any and all reports and payments for the final quarterly period; provided, however, that upon such expiration, each party shall be required to continue to abide by its non-disclosure obligations as described in Section 11, which shall survive such expiration. Sections 2.6, 2.7, 7, 8.3, 8.4, 9, 10, 12 and 15 shall also survive the expiration of this Agreement.

*       Confidential Information, indicated by [***], has been omitted from this filing and filed separately with the Securities and Exchange Commission

12.6        Rights Upon Termination. Notwithstanding any other provision of this Agreement, upon any termination of this Agreement prior to the regularly scheduled expiration date of this Agreement, the licenses granted hereunder shall terminate and revert to TSRI, and all sublicenses granted by Licensee shall terminate automatically. Except as otherwise provided in Section 12.7 of this Agreement with respect to work-in-progress, upon such termination, Licensee shall have no further right to develop, manufacture or market any Licensed Product, Licensed Service or Licensed Process or to otherwise use any Licensed Patent Rights, which are owned solely by TSRI. Upon any such termination, Licensee shall promptly return all materials, samples, documents, information and other materials, which embody or disclose Licensed Patent Rights owned solely by TSRI; provided, however, that Licensee shall not be obligated to provide TSRI with proprietary information, which Licensee can show that it independently developed. Any such termination shall not relieve either party from any obligations accrued to the date of such termination. Upon such termination, each party shall be required to abide by its non-disclosure obligations as described in Section 11, which shall survive such termination. Sections 2.6, 2.7, 7, 8.3, 8.4, 9, 10, 12 and 15 shall also survive the termination of this Agreement.

12.7        Work-in-Progress. Upon any such early termination of the license granted hereunder in accordance with this Agreement, Licensee shall be entitled to finish any work-in-progress and to sell any completed inventory of a Licensed Product covered by such license, which remain on hand as of the date of the termination, so long as Licensee sells such inventory in the normal course of business and at regular selling prices and pays to TSRI the royalties applicable to such subsequent sales in accordance with the terms and conditions set forth in this Agreement, provided that no such sales shall be permitted after the expiration of six (6) months after the date of termination.

12.8        Final Royalty Report. Upon termination or expiration of this Agreement, Licensee shall submit a final report to TSRI, and any payments due TSRI and unreimbursed patent expenses invoiced by TSRI shall become immediately payable.

13.        Assignment; Successors. This Agreement may not be assigned or otherwise transferred by either party without the prior written consent of the other party, which consent shall not be unreasonably withheld; provided, however, that a party may, without such consent, assign this Agreement and its rights and obligations hereunder (i) to an Affiliate, (ii) in connection with a merger, acquisition, consolidation or a sale involving all or substantially all of the assets of such party. Any attempted assignment or transfer in violation of this Section 13 shall be void.

*       Confidential Information, indicated by [***], has been omitted from this filing and filed separately with the Securities and Exchange Commission

14.        Binding Upon Successors and Assigns. Subject to the limitations on assignment set forth herein, this Agreement shall be binding upon and inure to the benefit of any successors in interest and assigns of TSRI and Licensee. Any such successor to or assignee of a party’s interest shall expressly assume in writing the performance of all of the terms and conditions of this Agreement to be performed by such party and such written assumption shall be delivered to the other party.

15.        General Provisions.

15.1    Independent Contractors. The relationship between TSRI and Licensee is that of independent contractors. TSRI and Licensee are not joint venturers, partners, principal and agent, master and servant, employer or employee, and have no other relationship other than independent contracting parties. TSRI and Licensee shall have no power to bind or obligate each other in any manner, other than as is expressly set forth in this Agreement.

15.2        Late Payments. Except as otherwise set forth in Section 7 hereof, late payments of any and all payments due hereunder shall be subject to a charge of one and one-half percent (1.5%) per month.

15.3        Governmental Approvals and Marketing of Licensed Products. Licensee shall be responsible for obtaining all necessary governmental approvals for the development, production, distribution, performance, sale and use of any Licensed Product, Licensed Services or Licensed Process, at Licensee’s expense, including, without limitation, any safety studies. Licensee shall have sole responsibility for any warning labels, packaging and instructions as to the use of Licensed Products and for the quality control for any Licensed Products.

15.4        Patent Marking. To the extent required by applicable law, Licensee shall mark all Licensed Products or their containers in accordance with the applicable patent marking laws.

15.5        No Use of Name. The use of the name “The Scripps Research Institute”, “Scripps”, “TSRI” or any variation thereof in connection with the advertising, sale or performance of Licensed Products, Licensed Processes or Licensed Services is expressly prohibited. For the avoidance of doubt, nothing in this Section 15.5 shall prevent Licensee from identifying TSRI as a contracting partner in connection with any disclosure permitted under Section 11.3 hereof.

*       Confidential Information, indicated by [***], has been omitted from this filing and filed separately with the Securities and Exchange Commission

15.6        U.S. Manufacture. To the extent applicable, Licensee agrees to abide by the Preference for United States Industry as set forth in 37 CFR 401.14 (I).

15.7        Foreign Registration. Licensee agrees to register this Agreement with any foreign governmental agency, which requires such registration, and Licensee shall pay all costs and legal fees in connection therewith. In addition, Licensee shall ensure that all foreign laws affecting this Agreement or the sale of Licensed Products, Licensed Processes and Licensed Services are fully satisfied.

15.8        Arbitration. Any controversy or claim arising out of or relating to this Agreement, or the breach thereof, including, without limitation, any and all Challenges, shall be settled by binding confidential arbitration in accordance with the then-current Commercial Arbitration Rules of the American Arbitration Association (“AAA”), and the procedures set forth below. In the event of any inconsistency between the Commercial Arbitration Rules and the procedures set forth below, the procedures set forth below shall control. Judgment upon the award rendered by the arbitrators may be enforced in any court having jurisdiction thereof.

(a)        Location. The location of the arbitration shall be in the County of San Diego. TSRI and Licensee hereby irrevocably submit to the exclusive personal jurisdiction and venue of the American Arbitration Association arbitration panel selected by the parties and located in San Diego County, California for any dispute regarding this Agreement, including, without limitation, any Challenges, and to the exclusive personal jurisdiction and venue of the federal and state courts located in San Diego County, California for any action or proceeding to enforce an arbitration award or as otherwise provided in Section 15.8(e) below, and waive any right to contest or otherwise object to such jurisdiction or venue.

(b)        Selection of Arbitrators. The arbitration shall be conducted by a panel of three neutral arbitrators who are independent and disinterested with respect to the parties, this Agreement and the outcome of the arbitration. Each party shall appoint one neutral arbitrator, and these two arbitrators so selected by the parties shall then select the third arbitrator, and all arbitrators must have at least ten (10) years’ experience in mediating or arbitrating cases regarding the same or substantially similar subject matter as the dispute between Licensee and TSRI. If one party has given written notice to the other party as to the identity of the arbitrator appointed by the party, and the party thereafter makes a written demand on the other party to appoint its designated arbitrator within the next ten days, and the other party fails to appoint its designated arbitrator within ten days after receiving such written demand, then the arbitrator who has already been designated shall appoint the other two arbitrators.

(c)        Discovery. The arbitrators shall decide any disputes and shall control the process concerning these pre-hearing discovery matters. Pursuant to the Commercial Arbitration Rules, the parties may subpoena witnesses and documents for presentation at the hearing.

*       Confidential Information, indicated by [***], has been omitted from this filing and filed separately with the Securities and Exchange Commission

(d)        Case Management. Prompt resolution of any dispute is important to both parties. The parties agree that the arbitration of any dispute shall be conducted expeditiously. The arbitrators are instructed and directed to assume case management initiative and control over the arbitration process (including scheduling of events, pre-hearing discovery and activities, and the conduct of the hearing), in order to complete the arbitration as expeditiously as is reasonably practical for obtaining a just resolution of the dispute.

(e)        Remedies. The arbitrators may grant any legal or equitable remedy or relief that the arbitrators deem just and equitable, to the same extent that remedies or relief could be granted by a state or federal court; provided, however, that no punitive damages may be awarded. No court action shall be maintained seeking punitive damages. The decision of any two of the three arbitrators appointed shall be binding upon the parties. Notwithstanding anything to the contrary in this Agreement, prior to or while an arbitration proceeding is pending, either party has the right to seek and obtain injunctive and other equitable relief from a court of competent jurisdiction to enforce that party’s rights hereunder.

(f)        Expenses. The expenses of the arbitration, including the arbitrators’ fees, expert witness fees and attorney’s fees, may be awarded to the prevailing party, in the discretion of the arbitrators, or may be apportioned between the parties in any manner deemed appropriate by the arbitrators. Unless and until the arbitrators decide that one party is to pay for all (or a share) of such expenses, both parties shall share equally in the payment of the arbitrators’ fees as and when billed by the arbitrators.

(g)        Confidentiality. Except as set forth below, and as necessary to obtain or enforce a judgment upon any arbitration award, the parties shall keep confidential the fact of the arbitration, the dispute being arbitrated, and the decision of the arbitrators. Notwithstanding the foregoing, the parties may disclose information about the arbitration to persons who have a need to know, such as directors, trustees, management employees, witnesses, experts, investors, attorneys, lenders, insurers and others who may be directly affected. Additionally, if a party has stock, which is publicly traded, then such party may make such disclosures as are required by applicable securities laws, but will use commercially reasonable efforts to seek confidential treatment for such disclosure.

15.9        Entire Agreement; Modification. This Agreement and all of the attached Exhibits set forth the entire agreement and understanding between the parties as to the subject matter hereof, and supersede all prior or contemporaneous agreements or understandings, whether oral or written. There shall be no amendments or modifications to this Agreement, except by a written document, which is signed by both parties. In the event of a conflict between this Agreement and the Research Agreement with respect to the subject matter hereof, the terms and conditions of this Agreement shall control.

*       Confidential Information, indicated by [***], has been omitted from this filing and filed separately with the Securities and Exchange Commission

15.10        California Law. This Agreement shall be construed and enforced in accordance with the laws of the State of California, without regard to its conflicts or choice of laws principles thereof.

15.11        Headings. The headings for each article and section in this Agreement have been inserted for convenience of reference only and are not intended to limit or expand on the meaning of the language contained in the particular article or section.

15.12        Severability. If one or more of the provisions of this Agreement is held invalid or unenforceable by a court of competent jurisdiction, then it shall be considered severed from this Agreement and shall not serve to invalidate the remaining provisions thereof. The parties shall make a good faith effort to replace any invalid or unenforceable provision with a valid and enforceable one such that the objectives contemplated by the parties when entering this Agreement may be realized.

15.13        No Waiver. Any delay in enforcing a party’s rights under this Agreement or any waiver as to a particular default or other matter shall not constitute a waiver of such party’s rights to the future enforcement of its rights under this Agreement, except only as to an express written and signed waiver as to a particular matter for a particular period of time.

15.14        Name. Whenever there has been an assignment by Licensee as permitted by this Agreement, the term “Licensee” as used in this Agreement shall also include and refer to, if appropriate, such assignee.

15.15        Attorneys’ Fees. In the event of a dispute between the parties hereto or in the event of any default hereunder, the party prevailing in the resolution of any such dispute or default shall be entitled to recover its reasonable attorneys’ fees and other costs incurred in connection with resolving such dispute or default. Notwithstanding anything to the contrary herein, the parties agree that this Section 15.15 shall not apply and attorney’s fees and costs shall not be awarded to either party with respect to any Challenge or any action where Licensee alleges that it is not required to comply with or perform some or all of the provisions of this Agreement based upon a good faith claim that any of the Licensed Patent Rights are invalid or unenforceable. TSRI and Licensee each represent that it has been represented by its own counsel in the negotiation and execution of this Agreement. Each party further represents that it has relied solely on the advice and representation of its respective counsel in agreeing to this Section 15.15 and all of the other provisions of this Agreement.

*       Confidential Information, indicated by [***], has been omitted from this filing and filed separately with the Securities and Exchange Commission

15.16        Notices. Any notices required by this Agreement shall be in writing, shall specifically refer to this Agreement and shall be sent by registered or certified mail, postage prepaid, or by facsimile, or by overnight courier, postage prepaid and shall be forwarded to the respective addresses set forth below unless subsequently changed by written notice to the other party:

For TSRI:	The Scripps Research Institute
10550 North Torrey Pines Road, TPC-9
La Jolla, California 92037
Attention: Senior Director, Business and Technology Development
Fax No.: (858)784-9910

with a copy to:	The Scripps Research Institute
10550 North Torrey Pines Road, TPC-8
La Jolla, California 92037
Attention: Chief Business Counsel
Fax No.: (858)784-9399

For Licensee:	aTyr Pharma, Inc.
3545 John Hopkins Court, Suite #250
San Diego, California 92121
Attention: Chief Executive Officer
Fax No.: (858) 731-8394

with a copy to:	Goodwin Procter LLP
Exchange Place, 53 State Street
Boston, MA 02109
Attn: Kingsley L. Taft, Esq.
Fax No. (617) 801-8857

Notices shall be deemed delivered upon the earlier of (a) when received; (b) three (3) days after deposit into the U.S. mail; (c) the date notice is sent via facsimile; or (d) the day immediately following delivery to an overnight courier guaranteeing next-day delivery (except Sundays and holidays).

15.17 Compliance with U.S. Laws. Nothing contained in this Agreement shall require or permit TSRI or Licensee to do any act inconsistent with the requirements of any United States law, regulation or executive order as the same may be in effect from time to time.

*       Confidential Information, indicated by [***], has been omitted from this filing and filed separately with the Securities and Exchange Commission

IN WITNESS WHEREOF, the parties have executed this Agreement by their duly authorized representatives as of the date set forth above.

TSRI:	LICENSEE:

THE SCRIPPS RESEARCH INSTITUTE	aTYR PHARMA, INC.

By:	By:

Name:	Name:

Its:	Its:

*       Confidential Information, indicated by [***], has been omitted from this filing and filed separately with the Securities and Exchange Commission

EXHIBIT A

LICENSED PATENT RIGHTS

EXHIBIT B

COMMERCIAL DEVELOPMENT PLAN

EXHIBIT C

BENCHMARKS

EXHIBIT F

FORM OF COMMON STOCK PURCHASE AGREEMENT

THIS COMMON STOCK PURCHASE AGREEMENT (this “Agreement”) is made and entered into as of _____________, 2015 by and between aTyr Pharma, Inc., a Delaware corporation (the “Company”), and The Scripps Research Institute, a California nonprofit public benefit corporation (the “Purchaser”).

WHEREAS, on January 19, 2015, the Company and the Purchaser entered into that certain Amended and Restated Research Funding and Option Agreement (as amended through the date hereof, the “Research Agreement”), which amended, restated and superseded the Research Funding and Option Agreement by and between the Company and the Purchaser, dated October 31, 2007, as amended by the First Amendment dated May 7, 2010, the Second Amendment dated May 27, 2011 and the Third Amendment dated June 1, 2011 (the “Prior Research Agreement”) in its entirety;

WHEREAS, on January 19, 2015, the Company and the Purchaser entered into an Assignment Agreement with respect to certain patent applications relating to Structures of Human Histidyl-tRNA Synthetase and Methods of Use (the “Assignment Agreement”) and terminated that certain License Agreement, dated March 26, 2013, by and between the Company and the Purchaser (the “Prior License Agreement”);

WHEREAS, the Company has agreed to issue and sell to the Purchaser an aggregate of Nine Hundred Fifty Three Thousand Two Hundred Twenty Eight (953,228) shares of the Company’s Common Stock, $0.001 par value per share (the “Stock”), in accordance with the terms and conditions of this Agreement, in consideration for (i) certain of the rights granted by the Purchaser to the Company under the Research Agreement and (ii) certain of the rights granted by the Purchaser to the Company under the Assignment Agreement and the Purchaser’s agreement to terminate the Prior License Agreement.

NOW, THEREFORE, in consideration for the mutual promises and covenants set forth herein and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto hereby agree as follows:

1.        Number of Shares and Price Per Share. The Purchaser hereby agrees to purchase from the Company and the Company agrees to sell to Purchaser the Stock, for an aggregate purchase price of $953.23, in consideration for (i) certain of the rights granted by the Purchaser to the Company under the Research Agreement and (ii) certain of the rights granted by the Purchaser to the Company under the Assignment Agreement and the Purchaser’s agreement to terminate the Prior License Agreement. The closing of the sale and purchase of the Stock shall occur immediately upon execution of this Agreement.

2.        Right of First Refusal.

(a)        Notice of Transfer. In the event that the Purchaser proposes to sell, assign, pledge, encumber, transfer or otherwise dispose of (“Transfer”) any of Purchaser’s Stock, Purchaser shall give the Company written notice of Purchaser’s intention (“Transfer Notice”), describing the number of shares of Stock offered (“Offered Shares”), the identity of the prospective transferee and the consideration and the material terms and conditions upon which the proposed Transfer is to be made. The Transfer Notice shall certify that the Purchaser has received a firm offer from the prospective transferee and in good faith believes a binding agreement for Transfer is obtainable on the terms set forth, and shall also include a copy of any written proposal or letter of intent or other agreement relating to the proposed Transfer.

(b)        Right of First Refusal. With respect to any proposed Transfer, the Company shall have an option to purchase all or none of the Offered Shares (the “Right of First Refusal”). To exercise such option, the Company must notify the Purchaser in writing before the expiration of the thirty (30) day period following the delivery of the Transfer Notice to the Company. If the Company elects to purchase the Offered Shares, it shall pay consideration for the Offered Shares no less favorable in price and material terms and conditions than are described in the Transfer Notice.

(c)        Closing Procedures; Subsequent Transfers. If the Company exercises the Right of First Refusal, the Company and the Purchaser shall consummate the sale of the Offered Shares on the terms set forth in the Transfer Notice by the date sixty (60) days after the delivery of the Transfer Notice to the Company; provided, however, that, in the event the Transfer Notice provides for the payment for the shares of Stock other than in cash, the Company shall have the option to pay for the shares of Stock by the discounted cash equivalent of the consideration described in the Transfer Notice as reasonably determined by the Company. If the Company fails to exercise in full the Right of First Refusal on a timely basis, then the Purchaser may, not later than one hundred twenty (120) days following delivery to the Company of the Transfer Notice, conclude the Transfer subject to the Transfer Notice on the terms and conditions described in such notice. Any proposed transfer on terms and conditions different from those described in the Transfer Notice, as well as any proposed transfer by the Purchaser more than one hundred twenty (120) days following delivery of the Transfer Notice, shall again be subject to the Right of First Refusal and shall require the Purchaser to deliver a new Transfer Notice to the Company and to comply with the procedures described in this Section 2 with respect to such different or new Transfer.

(d)        Condition to Transfer. All transferees of shares of Stock or any interest therein other than the Company shall be required as a condition of such transfer to agree in writing (in a form satisfactory to the Company) that they will receive and hold such shares of Stock or interest subject to the provisions of this Agreement, including the Right of First Refusal.

(e)        Consent to Purchase. The Purchaser hereby consents to the purchase by the Company of less than all of the Offered Shares in connection with the exercise of the Right of First Refusal.

(f)        Termination of Right. The Right of First Refusal shall terminate at such time as a public market exists for the Company’s Common Stock (or any other stock issued by the Company, or any successor, in exchange for the Stock). For the purpose of this Agreement, a

“public market” shall be deemed to exist if (i) such stock is listed on a national securities exchange or (ii) such stock is traded on the over-the-counter market and prices therefor are published daily on business days in a recognized financial journal.

(g)        Limitation on Right. Notwithstanding the provisions of this Section 2, the Right of First Refusal set forth in this Section 2 shall not apply to:

(i)        any sale or transfer of the Stock in a public offering of securities of the Company registered under the Securities Act of 1933, as amended (the “Securities Act”);

(ii)        any sale or transfer of the Stock in connection with or pursuant to (i) a merger or consolidation or the sale, or exchange by the stockholders of the Company of all or substantially all of the capital stock of the Company, where the stockholders of the Company immediately before such transaction do not obtain or retain, directly or indirectly, a majority of the beneficial interest in the voting stock or other voting equity of the surviving or acquiring corporation or other surviving or acquiring entity, in substantially the same proportion as before such transaction, or (ii) the sale or exchange of all or substantially all of the Company’s assets (other than a sale or transfer to a subsidiary of the Company as defined in section 424(f) of the Internal Revenue Code of 1986, as amended (the “Code”)) where the stockholders of the Company immediately before such sale or exchange do not obtain or retain, directly or indirectly, a majority of the beneficial interest in the voting stock or other voting equity of the corporation or other entity acquiring the Company’s assets, in substantially the same proportion as before such transaction; and

(iii)        any transfer of the Stock to employees of the Purchaser who were inventors of technology subject to the TSRI Agreements; provided that in each case the transferee first agrees in writing, pursuant to an agreement in a form reasonably requested by the Company, to be subject to and bound by the terms of this Agreement to the same extent as if such transferee were the original Purchaser hereunder.

3.        Assignment of Purchase Rights. The Company shall have the right to assign the Right of First Refusal to such person or persons as it may select.

4.        Stock Dividends, Etc. If, from time to time, there is any stock dividend, stock split or other change in the character or amount of any of the outstanding stock of the Company, then in such event any and all new substituted or additional securities to which the Purchaser is entitled by reason of the Purchaser’s ownership of the Stock acquired pursuant to this Agreement shall be considered Stock and shall be immediately subject to the Right of First Refusal and all other terms of this Agreement to the same extent as the Stock owned by the Purchaser immediately before such event.

5.        Legends. All certificates representing any shares of Stock subject to the provisions of this Agreement shall have endorsed thereon the following legends:

(a)        “THE TRANSFER OF THE SHARES REPRESENTED BY THIS CERTIFICATE ARE RESTRICTED PURSUANT TO AN AGREEMENT BETWEEN THE COMPANY AND THE HOLDER OF THESE SHARES, OR HIS OR HER PREDECESSOR IN INTEREST, A COPY OF WHICH IS ON FILE AT THE PRINCIPAL OFFICE OF THIS COMPANY.”

(b)        “THE SECURITIES EVIDENCED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND MAY NOT BE SOLD, TRANSFERRED, ASSIGNED OR HYPOTHECATED UNLESS THERE IS AN EFFECTIVE REGISTRATION STATEMENT UNDER SUCH ACT COVERING SUCH SECURITIES, THE SALE IS MADE IN ACCORDANCE WITH RULE 144 UNDER THE ACT, OR THE COMPANY RECEIVES AN OPINION OF COUNSEL FOR THE HOLDER OF THESE SECURITIES REASONABLY SATISFACTORY TO THE COMPANY, STATING THAT SUCH SALE, TRANSFER, ASSIGNMENT OR HYPOTHECATION IS EXEMPT FROM THE REGISTRATION AND PROSPECTUS DELIVERY REQUIREMENTS OF SUCH ACT.”

(c)        Any legend required to be placed thereon under applicable state securities laws.

6.        Representations and Warranties. In connection with the proposed purchase of the Stock, the Purchaser hereby agrees, represents and warrants as follows:

(a)        The Purchaser is purchasing the Stock solely for the Purchaser’s own account for investment and not with a view to, or for resale in connection with, any distribution thereof within the meaning of the Securities Act.

(b)        The Purchaser realizes that Purchaser’s purchase of the Stock will be a highly speculative investment, and Purchaser is able, without impairing Purchaser’s financial condition, to hold the Stock for an indefinite period of time and to suffer a complete loss of Purchaser’s investment.

(c)        The Company has disclosed to the Purchaser that:

(i)        The sale of the Stock has not been registered under the Securities Act, and the Stock must be held indefinitely unless a transfer of it is subsequently registered under the Securities Act or an exemption from such registration is available, and that the Company is under no obligation to register the Stock; and

(ii)        The Company will make a notation in its records of the aforementioned restrictions on transfer and legends.

(d)        The Purchaser is aware of the provisions of Rule 144, promulgated under the Securities Act, which, in substance, permits limited public resale of “restricted securities” acquired, directly or indirectly, from the issuer thereof (or an affiliate of such issuer), in a non-public offering subject to the satisfaction of certain conditions, including among other things: the resale occurring not less than six months from the date the Purchaser has purchased and paid for the Stock and the availability of certain public information concerning the Company. The Purchaser further represents that Purchaser understands that at the time

Purchaser wishes to sell the Stock there may be no public market upon which to make such a sale, and that, even if such a public market then exists, the Company may not be satisfying the current public information requirements of Rule 144, and that, in such event, the Purchaser would be precluded from selling the Stock under Rule 144 even if the six-month minimum holding period had been satisfied.

(e)        The Purchaser is an accredited investor as defined in Rule 501(a) of Regulation D promulgated under the Securities Act.

(f)        Without in any way limiting the Purchaser’s representations and warranties set forth above, the Purchaser further agrees that the Purchaser shall in no event make any disposition of all or any portion of the Stock which the Purchaser is purchasing unless and until:

(i)        There is then in effect a Registration Statement under the Securities Act covering such proposed disposition and such disposition is made in accordance with said Registration Statement; or

(ii)        The Purchaser shall have (1) notified the Company of the proposed disposition and furnished the Company with a detailed statement of the circumstances surrounding the proposed disposition, and (2) if reasonably requested by the Company, furnished the Company with an opinion of the Purchaser’s own counsel to the effect that such disposition will not require registration of such shares under the Securities Act, and such opinion of the Purchaser’s counsel shall have been concurred in by counsel for the Company, and the Company shall have advised the Purchaser of such concurrence.

7.        “Market Stand-Off” Agreement. Purchaser shall not sell, dispose of, transfer, make any short sale of, grant any option for the purchase of, or enter into any hedging or similar transaction with the same economic effect as a sale, any Common Stock or other securities of the Company held by Purchaser (other than those included in the registration), including the Stock (the “Restricted Securities”), during the 180-day period following the effective date of the Company’s first firm commitment underwritten public offering of its Common Stock (or such longer period, not to exceed 34 days after the expiration of the 180-day period, as the underwriters or the Company shall request in order to facilitate compliance with NASD Rule 2711 or NYSE Member Rule 472 or any successor or similar rule or regulation). Purchaser agrees to execute and deliver such other agreements as may be reasonably requested by the Company and/or the managing underwriters which are consistent with the foregoing or which are necessary to give further effect thereto. In order to enforce the foregoing covenant, the Company may impose stop transfer instructions with respect to Purchaser’s Restricted Securities until the end of such period. The underwriters of the Company’s stock are intended third party beneficiaries of this Section 7 and shall have the right, power and authority to enforce the provisions hereof as though they were a party hereto.

8.        Transfers in Violation of Agreement. The Company shall not be required (i) to transfer on its books any shares of Stock of the Company which shall have been sold or transferred in violation of any of the provisions set forth in this Agreement or (ii) to treat as owner of such shares or to accord the right to vote as such owner or to pay dividends to any transferee to whom such shares shall have been so transferred.

9.        Miscellaneous.

(a)        Further Instruments. The parties agree to execute such further instruments and to take such further action as may reasonably be necessary to carry out the intent of this Agreement.

(b)        Notice. All notices required or permitted hereunder shall be in writing and shall be deemed effectively given (i) upon personal delivery, (ii) when sent by confirmed facsimile, if sent during normal business hours of recipient, or if not, then on the next business day, or (iii) one (1) day after deposit with a nationally recognized overnight courier, specifying next day delivery, with written verification of receipt. All communications shall be sent to the party to be notified at the address as set forth on the signature pages hereof or at such other address as such party may designate by ten (10) days advance written notice to the other parties hereto.

(c)        Successors and Assigns. This Agreement shall inure to the benefit of the successors and assigns of the Company and, subject to the restrictions on transfer herein set forth, be binding upon the Purchaser, the Purchaser’s heirs, executors, administrators, successors and assigns.

(d)        Applicable Law; Entire Agreement; Amendments. This Agreement shall be governed by and construed in accordance with the laws of the State of California as it applies to agreements between California residents, entered into and to be performed entirely within California and constitutes the entire agreement of the parties with respect to the subject matter hereof superseding all prior written or oral agreements, and no amendment or addition hereto shall be deemed effective unless agreed to in writing by the parties hereto.

(e)        Right to Specific Performance. The Purchaser agrees that the Company shall be entitled to a decree of specific performance of the terms hereof or an injunction restraining violation of this Agreement, said right to be in addition to any other remedies available to the Company.

(f)        Severability. If any provision of this Agreement is held by a court to be invalid, void or unenforceable, the remaining provisions shall nevertheless continue in full force and effect without being impaired or invalidated in any way and shall be construed in accordance with the purposes and tenor and effect of this Agreement.

(g)        Arbitration. Any dispute or claim arising out of this agreement will be subject to final and binding arbitration. One arbitrator who is a member of the American Arbitration Association (“AAA”), and will be governed by the Commercial Arbitration Rules of the AAA will conduct the arbitration. The arbitration will be held in San Diego, California, and the arbitrator will apply California substantive law in all respects. The arbitrator shall have all authority to determine the arbitrability of any claim and enter a final, binding judgment at the conclusion of any proceedings. Any final judgment only may be appealed on the grounds of improper bias or improper conduct of the arbitrator. The party prevailing in the resolution of any claim will be entitled, in addition to such other relief as may be granted, to an award of all attorneys’ fees and costs incurred in the claim, without regard to any statute, schedule, or rule of court purported to restrict such award.

(h)        Counterparts; Facsimiles. This Agreement may be executed in counterparts, each of which shall be an original, but all of which together shall constitute one instrument and such counterparts may be delivered via facsimile.

(i)        California Corporate Securities Law. THE SALE OF THE SECURITIES THAT ARE THE SUBJECT OF THIS AGREEMENT HAS NOT BEEN QUALIFIED WITH THE COMMISSIONER OF CORPORATIONS OF THE STATE OF CALIFORNIA AND THE ISSUANCE OF SUCH SECURITIES OR THE PAYMENT OR RECEIPT OF ANY PART OF THE CONSIDERATION THEREFOR PRIOR TO THE QUALIFICATION IS UNLAWFUL, UNLESS THE SALE OF SECURITIES IS EXEMPT FROM THE QUALIFICATION BY SECTIONS 25100, 25102, OR 25105 OF THE CALIFORNIA CORPORATIONS CODE. THE RIGHTS OF ALL PARTIES TO THIS AGREEMENT ARE EXPRESSLY CONDITIONED UPON THE QUALIFICATION BEING OBTAINED, UNLESS THE SALE IS SO EXEMPT.

[REMAINDER OF PAGE LEFT INTENTIONALLY BLANK]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

“PURCHASER”	“COMPANY”

THE SCRIPPS RESEARCH INSTITUTE	aTYR PHARMA, INC.

By:	By:
Name:	Name:
Title	Title:

Address:	10550 North Torrey Pines Road,	Address:	3545 John Hopkins Court, #250
	TPL-9		San Diego, California 92121
La Jolla, California 92037

[SIGNATURE PAGE TO COMMON STOCK PURCHASE AGREEMENT]